STOCK FOR STOCK EQUIVALENT EXCHANGE

AGREEMENT AND PLAN

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is entered into in multiple parts on this 12th day of December, 2006 by and among Croff Enterprises, Inc., a Utah public corporation (“Croff”), with Taiyuan Rongan Business Trading Company Limited, (“TRBT”), a Chinese private company with an Operating License within the People’s Republic of China (“China”) duly issued to Mr. Aizhong An as the “Authorized Representative” all the current TRBT Capital Contributors identified in Schedule “A” (“TRBT Capital Contributors”, or “TRBT” shareholders), and Gerald L. Jensen, C.S. Finance, LLC, a Colorado Limited Liability Company and Jensen Development Company, a Colorado corporation ( collectively “Croff Principals”). When all of the foregoing parties are collectively referred to in this Agreement they shall sometimes be designated as the “Parties”. Whenever this Agreement refers only to the Croff and the TRBT Shareholders, they may be designated as the “Exchange Parties”. This Agreement supersedes and replaces all prior agreements and understandings between the parties, whether written or oral.

R E C I T A L S:

A.           WHEREAS, the parties to this Agreement intend to enter into a tax free exchange under the U.S. Internal Revenue Service Regulations whereby the TRBT Shareholders will assign 80% of 100% of the capital contributions in TRBT to Croff in exchange for the designated restricted common shares of Croff to be issued in accordance with this Agreement;

B.           WHEREAS, it is anticipated that this Stock for Stock Equivalent Exchange Agreement will involve the issuance of 11,144,150 common shares of Croff to the TRBT Shareholders in exchange for 80% of the contributed capital of TRBT, as more particularly set-out herein and in the attached and incorporated Schedule A;

C.           WHEREAS, TRBT will agree and warrant that all of its present assets, as summarily described in the attached and incorporated Schedule B of TRBT Assets and Liabilities, will be wholly owned by 6 subsidiaries, each of which owns one property and each of which subsidiary is owned 76% by capital contributors of record of TRBT at the closing of this Agreement and not subject to any claims or encumbrances except as set-out in Schedule B;

D.           WHEREAS it is a condition of this Stock for Stock Equivalent Exchange Agreement between Croff and TRBT:

i)        that all restricted Croff Class “B” Preferred shares held by the Croff Principals will be tendered and assigned to Croff together with the cash described herein, in consideration for the transfer of all Croff Class “B” Preferred Assets being assigned out of Croff to Croff Oil and all the Croff Oil shares being assigned to the Croff principals.

ii)      that Croff have remaining only one class of Preferred shares (Class “A” Preferred), none of which will be issued and outstanding;

iii)     that there will be no Class “B” Preferred shares remaining; and

iv)     that the only other class of stock in Croff will be its common stock.

E.           WHEREAS, the Croff Principals constitute the current principal shareholders of Croff and hold approximately two-thirds of the Croff Class “B” Preferred Shares and 45.7% of the common shares. As part of the reorganization resulting from the share exchange, Croff will agree, subject to a shareholder meeting and majority vote of both common and Class “B” Preferred shareholders, to sell and assign the Croff oil and gas assets (the small perpetual mineral interests, royalties and non-operated working interests and affiliated banking accounts) pledged to the Class “B” Preferred Shares, to a newly created private company (known as “Croff Oil Company”), and Croff Oil Company will assume all obligations and liabilities related to the Croff oil and gas assets as currently pledged to the Croff Class “B” Preferred Shares (which are described on Schedule C attached hereto - the “Croff Class “B” Preferred Assets”).

F.            WHEREAS, it is intended as part of the Croff proxy prior to closing and as a condition to closing of this Agreement that certain Croff Class “B” Preferred shares as currently held by the Croff Principals (363,535 shares) will be tendered to Croff for cancellation in exchange for 67,200 restricted common shares of the newly created and wholly owned Croff subsidiary known as Croff Oil Company (“Croff Oil”) and which exchange shall constitute approximately 67.2% of the Class “B” Preferred shares outstanding and approximately 67.2% of the Croff Oil Shares outstanding. The Croff Principals will exchange all of their Class “B” Preferred Shares to Croff for cancellation and make the cash payment required below to Croff;

G.           WHEREAS, as the consideration for the remaining shares in Croff Oil Company, the Croff Principals will pay to Croff the sum of $ 600,000 in exchange for the remaining shares of Croff Oil (32,800) being 32.8% of the shares of Croff Oil Company, a newly created subsidiary, to which all the Class “B” Preferred share assets have been assigned from Croff.

H.           WHEREAS, it is agreed that prior to the closing, as a condition to closing and as part of the Croff proxy, the balance of the Class “B” Preferred shares not cancelled as detailed in the Recital “F” will be converted to Croff restricted common stock at the ratio of two common shares for each Class “B” Preferred share (1:2). Croff shall then deliver to each remaining Croff Class “B” Preferred shareholder (but specifically excluding the Croff principals as prior shareholders) two shares of restricted Croff common for each Class “B” Preferred share held by such shareholders;

I.             WHEREAS, it is intended that upon the transfer and assignment of the Croff Class “B” Preferred Assets to Croff Oil Company and the tender by the Croff Principals of their Class “B” Preferred shares and the payment of the above-described cash consideration, the Croff Principals will be the sole owners of Croff Oil Company as a wholly separate and private company; provided, further, the obligation and duties of Croff as to Croff Oil Company shall end and be completed upon the transfer of assets of record to Croff Oil Company, the issuance of common stock to the prior Class “B” Preferred Shareholders, other than the Croff Principals, and the cancellation of the Class “B” Preferred Shares received from the Croff Principals;

J.             WHEREAS, it is intended that the share exchange will result in a certain required reorganization of the Company to be approved by shareholder vote and essentially outlined as follows, subject to the more detailed description of such reorganization in this Agreement and by any incorporated documents:

i.             The approval or ratification of the exchange outlined above by a majority of common and Class “B” Preferred shareholders of Croff, the exchange and cancellation of the Class “B” Preferred shares by the Croff Principals, the conversion of all remaining Class “B” Preferred shares on the ratio of one Croff Class “B” Preferred share for two restricted Croff common shares and the transfer and sale of the pledged oil and gas assets, as outlined above, along with the described cash payment;

ii.            The recognition of the sale of the oil and gas assets of Croff in DeWitt County, Texas. Croff shall then distribute a dividend of up to twenty cents ($0.20) per share to the Croff common shareholders existing prior to closing on a pro rata basis to their sharehold interest, provided there is cash of $530,000 or more in Croff at closing.

iii.          As to any prior Class “B” Preferred shareholders receiving converted common shares who cannot be located with reasonable diligence by Croff for lost or missing shareholders under the Utah Business Corporation Act, such certificates will be held by Croff, subject to claim, until they may be tendered to the state of Utah under its lost or abandoned property statute.

iv.          The nomination and proposal for election of five new directors selected by TRBT to assume management of Croff. It is further intended that the new Board of Directors, as elected, will promptly appoint new management all as set-out in Schedule “I” to this Agreement;

v.            An increase in the existing authorized but unissued Croff Class “A” Preferred Shares, no par, from five million authorized shares to ten million authorized shares and an increase in the existing authorized common from twenty million authorized shares to one hundred million authorized shares at $0.10 par value.

K.           WHEREAS, the business purpose of the corporation will shift from acquisition, development and operation of the existing oil and gas properties of Croff to the acquisition and operations of commercial properties, currently shopping malls, in the People’s Republic of China (“China”);

L.           WHEREAS, because Croff is a reporting company pursuant to the provisions of the Securities and Exchange Act of 1934 (34’ Act), it will be required to file, in order to complete the proposed reorganization, a proxy solicitation with the Securities and Exchange Commission (SEC) and to comply with the proxy laws of the State of Utah. In like manner, TRBT as a non-reporting private company will only be required to obtain the consent of its Authorized Representative, who is also its sole equity interest holder, to approve the proposed transaction in accordance with the laws of the People’s Republic of China, but, it is believed, will not be required to file any proxy materials with the SEC or otherwise;

M.         WHEREAS, it is intended that the shares issued and exchanged or converted pursuant to the terms of this Agreement will be issued and/or exchanged in accord with various claimed exemptions from registration under U.S. law and that of its various states; and, as to the TRBT interests, the laws of the People’s Republic of China. All participants are relying upon the representations of the TRBT principals that the consummation of the contemplated exchange and transfer of the TRBT equity interest would not be subject to any securities law compliance process and is fully compliant under Chinese law. Croff represents that as to all persons receiving Croff shares that various exemptions from registration are available. Specifically, and not in limitation of the foregoing general statements: (i) Croff is relying upon a primary claimed exemption from registration for all holders of Croff preferred “B” shares converted to common under §3(a)(9) of the Securities Act of 1933 (33’ Act) and Utah Code Annot. §61-1-14(2)(p); (ii) under SEC Regulation “S” as to all foreign parties receiving Croff shares; and (iii) under the Accredited Investor Exemption to the 33’ Act as to the U.S. parties receiving Croff Shares. It is further asserted that a claim of an exemption is not exclusive or exhaustive and the parties may claim other exemptions as may be applicable;

N.           WHEREAS, the Parties to this Agreement have been provided audited financial statements through December 31, 2005 and unaudited financial statements through September 30, 2006, with both prepared in accordance with GAAP and S-X standards; together with a consolidated unaudited pro forma financial statement for the combined company as of September 30, 2006; all of which, except the pro formas, are or will be attached hereto as Schedule D as to Croff and Schedule E as to TRBT;

O.           WHEREAS, it is agreed between the parties that the Utah proxy solicitation process is believed to require the acknowledgement of potential dissenting shareholder rights under Utah law as more particularly described in this Agreement. TRBT reserves a right of rescission, as provided by Section 7.07 of this Agreement, if dissenting shareholders exceed 17% of all shareholders entitled to exercise such rights;

P.            WHEREAS, the completion of this Stock for Stock Equivalent Exchange Agreement and resulting reorganization will cause a dilution in the control position of current Croff shareholders as more particularly set-out and disclosed in the Croff Proxy;

Q.           WHEREAS, both Exchange Parties will mutually agree and stipulate, as part of this Agreement, that there are not significant outstanding debts or obligations which need to be paid by either party resulting from the reorganization, except as set-out and agreed to in this Agreement and the attached Financials;

R.           WHEREAS, Croff undertakes to have only cash remaining in Croff at closing, having a value of not less than $530,000 incident to the transfer and sale to Croff Oil of the Class “B” Preferred Assets, and from the sale of the Texas Properties, and after payment of certain costs, and agrees to leave not less than 530,000 net cash reserves in Croff subsequent to the closing.

S.            WHEREAS, It is mutually understood agreed by the parties that TRBT is a company licensed to operate in China; ownership in the company is evidenced by proof of payment of capital issued by the company rather than issued shares; the TRBT records show only the amount of capital contributed and the percentage ownership of the total capital registered in the company, (see Schedule “A”); and whereas there is no board of directors, only a board of shareholders; the Operating License issued by Gong Sheng (the Bureau of Industry and Commerce) in of the City of Taiyuan in China records only an Authorized Representative who has power to bind TRBT rather than directors or a CEO or chairman of the board; there is an Executive Director of TRBT elected by the board of shareholders to act as the Authorized Representative.

T.           WHEREAS, it is agreed and stipulated between all parties to this Agreement that regardless of the actual “closing date” the “effective date” of all asset transfers, stock issuances and other transactions arising out of or mandated at closing will be effective January 31, 2007 for all accounting, reporting and tax purposes;

U.           WHEREAS, it is agreed and stipulated that Croff shall pay any remaining or resulting taxes from the completion of the sale of the shares of Croff Oil Company exchanged with the Croff Principal shareholders, which taxes are estimated to be less than $60,000.

W I T N E S S E T H

NOW, THEREFORE, the parties mutually and agree and covenant as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, unless otherwise defined herein, or unless the context otherwise requires, the following terms shall have the following meanings:

“Affiliated Persons” shall mean for the purposes of this Agreement any officer, manager, director or ten percent (10%) or greater owner or shareholder of a designated party entity; or anyone acting, directly or indirectly, able to exert material influence or control over such entity.

“Agreement” means this Agreement and all exhibits and schedules hereto; together with any amendments, modifications, and supplements hereto.

“Authorized Representative” for the purposes of this Agreement means, under Chinese Law, the person named in the Operating License issued to TRBT by the Gong Sheng (Bureau of Industry and Commerce) of the City of Taiyuan who has power to bind the company and in this Agreement is Mr. Aizhong An, who acts for the benefit of the Capital Contributors.

“Balance Sheet” is the audited balance sheets of Croff and TRBT as of the Balance Sheet Date defined herein.

“Balance Sheet Date” shall be the audited statements as of December 31, 2005 and unaudited balance sheet statement as of June 30, 2006 for both Croff and TRBT prepared in accordance with GAAP standards and SEC Regulation S-X standards to be supplemented by an unaudited statement as of September 30, 2006.

.

“Blue Sky Laws” shall mean, for the purposes of this Agreement, those specific state law regulations regulating the sale and distribution of a security issued in this offering.

“Board of Directors” shall mean the governing body of Croff under Utah law. Until such time as a new Board can be designated at closing, the existing Board of Croff shall continue in office.

“Board of Shareholders” shall mean the governing body of TRBT under Chinese law. Until such time as a new Board can be designated at closing, the existing Board of TRBT shall continue in office.

“Capital Contributors” shall mean the owners of TRBT as evidenced by their contribution of capital to the company.

“Class “A” Preferred Shares” are the class of shares designated as Class “A” Preferred Shares in the Amended Articles of Incorporation of Croff, none of which are issued or outstanding

“Class “B” Preferred Assets” shall mean those certain primarily non-operated oil and gas assets of Croff as pledged to the Class “B” Preferred Shares which are intended to be transferred into a separate private company.

“Class “B” Preferred Shares” are the class of shares designated as Class “B” Preferred Shares in the Amended Articles of Incorporation of Croff and will be converted to Croff unregistered common shares on a ratio of one Class “B” Preferred for two common shares.

“Closing” shall mean the date and place where the parties formally exchange the shares and documents described in this Agreement, tender any consideration and satisfy all other undertakings or commitments as specifically set-out herein, but deemed subject to the “effective date.” The closing shall occur at the offices of Jensen, Duffin & Dibb, LLP, Attorney at Law, at 311 S. State Street, Suite 380, Salt Lake City, Utah, on the 31st day of January, 2007, unless the parties mutually agree to another date or place of closing in writing attached to this Agreement. Both parties agree to continue the closing as necessary for SEC review and clearance of the Croff Proxy, or as mutually agreed to be extended by the parties.

“Company” unless the context specifically provides otherwise, shall mean Croff as the acquiring company both before and after any change of name.

“Croff” when used generally herein shall mean the Croff entity, Croff Enterprises, Inc.

“Croff Principal Shareholders” also sometimes designated as “Croff Principals” shall mean and include Mr. Gerald L. Jensen, Jensen Development Corporation and CS Finance, LLC and such other or further persons or entities under the control of Mr. Jensen who constitute the majority shareholders of the shares of Croff Class “B” Preferred Shares as of the date of this Agreement.

“Croff Principal and Affiliated Shareholders” shall mean the Croff Principal Shareholders, as defined above, plus affiliates of Croff as defined above presently owning shares. The Croff Principal and Affiliated currently own approximately 55% of the issued and outstanding common stock and 67.2% of the Class “B” Preferred Shares.

“Croff Public Shareholders” means all Croff shareholders other than the Principal and Affiliated shareholders. The public shareholders presently hold approximately 45% of the common and 32.8% of the Class “B” Preferred Shares.

“Croff Oil Company” means the New Croff Subsidiary and has the meaning specified in Recital E.

“Effective Date” shall mean the legal date upon which all transactions, asset sales or transfers or issuance or exchange of shares shall be effective after closing. If the closing occurs prior to January 31, 2007 then the effective date shall be January 31, 2007. If the closing is after such date, the effective date shall be deemed to be January 31, 2007, for all accounting, reporting, and tax purposes.

“Financial Statements” are the audited and unaudited balance sheets, income statements and related standard financial statements of Croff and TRBT as of the Balance Sheet Dates, as well as the consolidated pro forma financial statements for both companies combined and presented as soon as possible in accordance with GAAP and S-X standards. The Financial Statements for Croff are attached as Schedule D, for TRBT as Schedule E and the combined pro forma financials are to be attached as Schedule F after closing.

“Financial Statement Date” is December 31, 2005 for the Croff and TRBT audited financial statements and June 30, 2006 and September 30, 2006, for the unaudited versions of such statements.

“GAAP” has the meaning specified in Section 3.14(b) hereof.

“GAAS” shall mean generally accepted auditing standards by which all audited financial statements are prepared and reported upon as referenced in this Agreement and which shall be completed and presented in accordance with those standards, together with regulation S-X of the Securities and Exchange Commission.

“IRS” means the Internal Revenue Service.

“New Croff Subsidiary” has the meaning specified in recital F and is the Croff Oil Company.

“Operating License” shall mean for the purposes of this Agreement a license issued by the Gong Sheng (Bureau of Industry and Commerce) in the City of Taiyuan, in the People’s Republic of China, normally for a duration of four years, and renewable thereafter, to create and register a company of public record. An Operating License discloses the registered capital of the company but discloses neither ownership nor shareholders, nor capital contributors.

“Preferred B Assets” or the “Croff Oil and Gas Assets” shall include all oil and gas assets and all preferred B checking and savings accounts, proceeds bonds and intangible property related thereto.

“Pro-Forma Financial Statements” shall mean for the purposes of this Agreement the projected and estimated combined and consolidated standard financial statements, assuming the acquisition of 80% of TRBT registered capital by Croff at the time of closing. The pro forma financial statements shall initially be prepared for presentation concurrently with the closing of this Agreement in unaudited format. The initial pro forma shall nonetheless be prepared in accordance with GAAP and regulation S-X standards with appropriate accounting notes and with an audited version to be completed and presented within seventy days of the initial unaudited statements. The pro forma financials shall be attached as Schedule “F” after closing.

“PROXY” shall mean for the purposes of this Agreement that notice and solicitation of votes provided by Croff to its shareholders under state and federal law to close and approve this transaction outlined by this Agreement.

“Registered Capital” for the purposes of this agreement shall mean the registered capital set out in the Operating License of TRBT and is the total capital contributed to the company by the capital contributors.

“Reorganization” shall mean for the purposes of this Agreement, the specific changes in management, name, capitalization, and business purpose of Croff resulting from and as a result of the Stock for Stock Equivalent Exchange Agreement pursuant to shareholder approval.

“Restricted Stock” for the purposes of this Agreement shall mean stock issued by Croff as required by this Agreement under one or more claimed exemptions from the registration requirements of federal and state securities laws and which, as a result, is subject to various limitations on trading or distribution until or unless subsequently registered. Restricted Stock will typically be identified by a stock legend reciting in substance the foregoing limitations on trading. The Restrictive Stock Subscription Agreement to be executed by each current TRBT shareholder acquiring Croff shares (and by each Public Class “B” Preferred shareholder receiving two common shares converted from one Class “B” Preferred share, as required) is attached hereto as Schedule G.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act of 1933” means the Securities Act of 1933 of the United States of America, sometimes hereafter 33’ Act.

“Securities and Exchange Act of 1934” shall mean for the purposes of this Agreement that certain act whereby the shares issued or presently outstanding for Croff and Croff as an entity continue to be subject to certain filing, notice and other regulations by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, sometimes designated as the 34’Act.

“Stock for Stock Equivalent Exchange Agreement” as used herein means an intended tax free exchange of 80% of TRBT capital contributions for the designated Croff shares as set-out in Schedule “A”.

“TRBT” when used generally herein shall mean Taiyuan Rongan Business Trading Company Limited.

“TRBT Shareholders” means each person or entity holding any sharehold or equity interest or right in, or contributing any capital to, TRBT, or any subsidiary or affiliate of TRBT in which the assets described in Schedule “B” are held.

“Taxable Period” means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

“Taxes” means all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, stamp, transfer, license, payroll, franchise, Social Security, unemployment and withholding taxes imposed or required to be withheld by the United States, or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax.

“Tax Return” means any report, return, or other information required to be supplied to a taxing authority in connection with Taxes.

Section 1.02. Accounting Terms. Any accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as to an audit procedure which shall conform to GAAS standards and SEC Regulation S-X.

ARTICLE II

THE STOCK FOR STOCK EQUIVALENT EXCHANGE AND CONVEYANCES AT CLOSING

Section 2.01. The Exchange.

(a)	Upon the terms and subject to the conditions of this Agreement, and in accordance with the Corporation Laws of the State of Utah (the “Utah Act”) as to Croff and the Company Laws of the People’s Republic of China (“Chinese Law”) as to TRBT, the parties hereto shall effect the following stock for stock equivalent exchange as provided herein at closing and pursuant to a shareholder meeting and proxy solicitation by Croff to be effective upon the Effective Date. TRBT represents it can affirm and approve this Agreement by consent of its Authorized Representative and sole shareholder.

(b)	In consideration of the mutual terms, covenants and conditions contained herein, Croff will issue and deliver at closing and assign, transfer and convey to each TRBT Shareholder and each such other designated assign that number of its shares of common stock set opposite each TRBT Shareholder’s name on Schedule A and totaling 11,144,150 common shares upon execution by each TRBT shareholder of the Schedule G Subscription Agreement. Promptly after closing, the Croff Shares will be delivered by the Croff Transfer Agent to the designated owners for the benefit of each TRBT Owner or to a shareholder representative identified in writing who shall be the Authorized Representative of TRBT. The shares will be legally issued and fully negotiable, except as to customary restrictions on transferability of unregistered stock.

(c)

In consideration of the mutual terms, covenants and conditions contained herein, the TRBT Shareholders will, at closing, irrevocably assign, transfer and convey to Croff 80% of the outstanding stock equivalent of TRBT, consisting of registered capital of RMB 1.28 million. The TRBT Shareholders further covenant and warrant that they will physically deliver assignment of their proof of payment of capital of each of the shareholders at closing and provide Croff at closing with TRBT’s adopted Board of Shareholders Resolutions showing that 80% of TRBT capital contributions are deemed transferred to Croff as set-out in Schedule A in exchange for the designated shares of Croff common.

(d)	Each party warrants that as of closing there will not be any outstanding stock warrants, options or like stock rights.

(e)

At closing, the Parties will execute and deliver the various separate certificates, checks, agreements, resolutions, assignments, opinions, Amended Articles of Croff, filings under Regulation “S” of the Securities Act of 1933 or other applicable exemption from registration for the 11,144,150 common shares issued to the TRBT shareholders and the restricted common shares issued to the prior Class “B” Preferred shareholders and other closing documents as set out and incorporated in the attached Schedule H. The foregoing documents shall be delivered in draft form to the respective parties not less than 5 days before closing. Notwithstanding the execution of such separate documents for record or recording purposes, this Agreement shall constitute and evidence the intent to enter a final and complete exchange of shares in accord with its terms.

(f)	The recitals in this Agreement shall be incorporated as binding facts, conditions, obligations and undertakings on the parties.

Section 2.02. Other Conveyances Described.

(a)

Croff agrees to form a subsidiary corporation in Nevada known as Croff Oil Company. Croff Oil Company will have the sole right to operate in the oil and gas business under the name Croff Oil Company, effective upon the Effective Date of the Stock for Stock Equivalent Exchange Agreement. Croff agrees to assign all of the oil and gas assets currently pledged to the Class “B” Preferred Shares to the newly formed Croff Oil Company.

(b)

Prior to closing all assets, owned by Croff and currently pledged to the Class “B” Preferred Shareholders, consisting of real and personal properties, bank accounts, receivables, payables and oil and gas assets ( primarily small perpetual mineral interests, royalties and non-operated working interests), and all liabilities related thereto, shall be assigned to Croff Oil Company which will apply for a new tax identification number from the Internal Revenue Service and will provide such new number along with notice to all companies now doing business with Croff Enterprises, Inc.

(c)

Prior to closing, Croff shall convert all Croff Class “B” Preferred Shares, except those received and cancelled from the Croff Principals, to two shares of Croff common and shall cancel all issued and outstanding Class “B” Preferred Shares subject to appraisal and redemption rights for those former Class “B” Preferred shareholders exercising such rights.

(d)	Prior to closing, the Croff Principal Shareholders agree to assign to Croff, for immediate cancellation, all of Class “B” Preferred Shares held by such Principal Shareholders, consisting of 363,535 Class “B” Preferred Shares or approximately 67.2% of the total Class “B” Preferred Shares outstanding in exchange for 67,200 of the common shares of Croff Oil, out of a total of 100,000 shares held exclusively by Croff. The Croff Principals hereby consent to the cancellation of such Class “B” Preferred shares subject to closing. It is intended that this is to be a tax free stock for stock equivalent exchange of like property and all parties agree to execute such assignments and other documents as shall be necessary to affect such exchange.

(e)	Prior to closing, the Croff Principals shall pay to Croff Six Hundred Thousand Dollars ($600,000) for all remaining Croff Oil shares held by Croff (approximately 32,800 shares) and Croff will warrant conveyance of all issued and outstanding shares of Croff Oil to the Croff Principals free and clear of any adverse claim to title or ownership.

(f)	Croff agrees from the date of this Agreement through closing:

(i) Croff agrees and undertakes to TRBT that it will not pay any dividend to the Croff common shareholders existing prior to closing, or any payment to its Board other than normal and customary meeting fees, unless and until there is not less than $530,000 in cash left in Croff and retained by the new Croff management at the time of closing.

(ii) In the event that there will be $ 530,000 or more of cash in Croff at closing, then Croff shall be entitled to distribute, exclusive of such set-aside funds, a dividend of up to twenty cents ($0.20) per share to the Croff common shareholders existing prior to closing on a pro rata basis to their sharehold interest, and a retirement stipend to each of its independent directors, of up to $10,000. No other dividends or distributions to the current common shareholders will occur through closing.

(iii) Croff has paid or discharged any taxes or obligations owing related to the earlier sale of its Texas properties.

Section 2.03. Croff Payments Prior To Closing:

Subject to Section 2.02(f), other than normal and customary expenditures in the ordinary course of business, Croff agrees that the only expenditures prior to closing will be;

(a)  An up to $0.20 per share dividend will be paid as a pre-closing dividend to all 551,244 Croff shareholders existing as of the date of this Agreement.

 (b) An up to Ten Thousand Dollars each ($40,000 total) shall be paid as a retirement stipend to Croff’s four current outside directors.

(c) Normal and incidental costs of the share exchange, proxy and closing incurred by Croff.

And in no event will there be less than $530,000 cash in Croff on closing.

Section 2.04. Croff Shares Outstanding. At the completion of the Closing and the conversion of the Class “B” Preferred for common shares, there will be issued and outstanding both before and after closing the following Croff shares:

(a)	Common shares:
DESCRIPTION OF SHAREHOLDER CLASS	CROFF COMMON SHARES HELD PRIOR TO RE-ORGANIZATION	CROFF COMMON SHARES OWNED AFTER RE-ORGANIZATION [2] [1]	Percentage of all Common Shares Owned at Closing[2]
Affiliates and Principals of TRBT	0	11,144,150	92.49%
Croff Principal and Affiliated Shareholders	303,651	303,651	2.52%
Croff Public Shareholders	247,593	601,841	4.99%
TOTAL	551,244	12,049,642	100.00%

After Amended Articles are filed, there will one hundred million authorized common shares.

(b)   All Class “B” Preferred Shares will be surrendered and cancelled or converted to common shares prior to closing. All Class “B” Preferred Shares of the Croff Principals shall be cancelled upon exchange as set-out above. The common share certificates issued, but not actually delivered, in the conversion of the Class “B” Preferred shares shall be held as set-out below.

(c)   After Amended Articles are filed, there will be ten million authorized but unissued Class “A” Preferred Shares.

Section 2.05: Croff Class “B” Preferred Exchange Provisions for Lost Shareholders

_________________________

1 The number of shares issued to TRBT was determined by taking the common shares of Croff Principal and Affiliated shareholders as 2.52% and working forwards from there. The number of shares arrived at is not actually 92.49% of the total shares issued because the percentages have been rounded to the nearest 1/100ths.

1 Rounded to nearest 1/100%

2 Includes common shares issued for conversion of Class “B” Preferred Shares to common shareholders (1:2)

(a)     As soon as possible after the Effective Date, Croff shall distribute the Common shares to which the public Class “B” Preferred shares have been converted to the former Public Class “B” Preferred Shareholders. At the time of the distribution, the only former Class “B” Preferred Shareholders entitled to receive the distribution of converted common shares shall be the non-Principal shareholders (public and affiliated Croff shareholders) holding the 177,124 shares not held by the Principal Shareholders. The Croff Principal Shareholders holding the prior Class “B” Preferred stock will havepreviously tendered those shares back to Croff for cancellation and hold shares only in the new Croff Oil Company. All Class “B” Preferred Shareholders except the Croff Principals, shall receive two shares of restrict ed common stock for each Class “B” Preferred share as converted. Each public Class “B” Preferred Shareholder, for whom Croff has a current address, shall be distributed their allocate portion of converted common shares at Croff’s expense. The certificates of all shareholders entitled to converted common shares who cannot be located under the provisions of the Utah Business Corporation Act will have those certificates held by Croff or its transfer agency and subject to delivery, until such date as such certificates can be tendered to the State of Utah as lost or abandoned property by Croff. The Proxy solicitation describing the foregoing conversion will also notify all Class “B” Preferred Shareholders of dissenting shareholder rights under Utah Law, and will generally describe the foregoing procedures as to lost or abandoned certificates for the exchanged common shares.

Section 2.06. Croff Cash at Closing. Croff agrees to complete the Class “B” Preferred Asset Purchase by the Croff Principals prior to closing. From these sources, it is agreed that the cash of not less than $530,000 will be left as reserve capital in the corporation for the new Croff management and shareholders, See Section 2.03. Croff does not anticipate there to remain any further additional material assets at closing.

Section 2.07. Closing, Preconditions to Closing and Termination.

(a)     The closing will be held on January 31, 2007, at Jensen, Duffin & Dibb, LLP, 311 South State Street, Suite 380, Salt Lake City, Utah 84111 at 10:00 a.m. unless otherwise agreed in writing by the parties, but effective as of the Effective Date.

(b)     As a condition to closing, each party will have executed this Stock for Stock Equivalent Exchange Agreement and all of the required undertakings, documents, consideration, representations and warranties. These documents shall have been delivered to the closing agent at least twenty four hours prior to the closing as executed by the responsible parties and including all of the documents of assignment and conveyance described in Schedules G and H. Unless otherwise designated by the parties in writing, the closing agent shall be the law firm of Jensen Duffin & Dibb, LLP.

(c)     The closing agent shall have received from the Croff transfer agent a written certification that all shares to be distributed to the TRBT Shareholders or to a shareholder representative have been duly issued and are available for distribution in accordance with Schedule A.

(d)

The closing agent shall have received in assignable form and as transferred to Croff Enterprises, Inc. 80% of the registered capital of TRBT with a certification by TRBT’s Board of Shareholders that such capital constitutes 80% of the registered capital of TRBT.

(e)

Kabani and Company, Inc., Certified Public Accountants, will certify that the remaining debts and obligations of TRBT are accurately set out in the Financial Statements, Schedule E, except for subsequent events related to retirement of related party indebtedness after the date of the financial statements as required by this Agreement.

(f)      The final opinion letter of the exchange parties will have been received and dated not more than twenty-four hours prior to the closing indicating that there has not been any material change in circumstances by each respective company to this Agreement or to their financial condition since the date of the execution of this Agreement and that no assets or interest have been transferred, encumbered or reserved, except as required by this Agreement.

(g)      It will not be necessary for the purpose of the closing that each party attend in person and it shall be sufficient for closing if the closing agent shall have received all documents described by this Section in original signed form; provided, however, that each party shall be fully entitled to attend the closing at the party’s election.

(h)     As a necessary precondition to closing, the current CEO and Chairman of the Board of Croff and the Executive Director and Authorized Representative of TRBT shall each affirm in writing that all proxy statements, shareholder meetings and elections or shareholder consents or resolutions or Authorized Representative consent necessary to implement this Agreement have been completed in a timely manner and that Croff’s Amended Articles referencing the shareholder votes, or majority shareholder consent, and authorizing the conversion of the Class “B” Preferred shares to common shares on a 1:2 ratio, the increase of Croff Class “A” Preferred Shares and its common shares, have been filed on behalf of Croff as to all terms of reorganization requiring the filing of Croff’s Amended Articles. The original Articles of Amendment shall be delivered to the closing agent for recording.

(i)       The formation of Croff Oil Company and the exchange of all the Croff Preferred “B” assets shall have been completed and all Class “B” Preferred shares surrendered by Croff Principals shall be cancelled. The shareholder authorization for the conversion of all remaining Class “B” Preferred shares to common shares on a 1:2 ratio shall have been completed and the common shares distributed and the particulars of the account for lost shareholders shall be established by Croff.

(j)	The parties may mutually extend the closing date to any future date that they deem appropriate, but the Effective Date for tax purposes and financial allocations shall be January 31, 2007.

(k)      It shall be a basis to terminate the closing and this Agreement if either TRBT or Croff has represented in writing, or the closing agent represents to either or both parties, that the party or closing agent has not received an executed copy of any of the material documents to be exchanged at closing as referenced by this Section in a timely manner; or that there has been a material breach of the terms of this Stock for Stock Equivalent Exchange Agreement as set out in writing in accordance with Article IX. In the event of termination, all parties shall be deemed fully released and discharged from all duties and obligations under this Agreement to perform at closing. The closing agent shall return to the respective party producing such document, check or other writing all original documents, tenders or share certificates as directed by such party to the closing agent and this Agreement shall be of no further force and effect between the Parties. Provided, however, that each party shall retain any claim or cause of action that it may assert as to another party hereto, or any third party arising out of this transaction for alleged wrongful breach, interference, or other reason for the termination or breach of this Stock for Stock Equivalent Exchange Agreement.

Section 2.08. Closing Procedures.. Subject to the terms and conditions of this Agreement, the required shareholder approval, and concurrent with or before the closing, the parties agree to complete the following closing acts or procedures. Except for the specific items required to be completed prior to closing, the Exchange Parties further agree and commit to use their best efforts to complete as many of the closing procedures as possible prior to closing after the shareholder approval of this Agreement and Plan:

(a)	TRBT shall deliver to Croff the statement, certification, and other documents and instruments to be delivered under Articles IV and VIII hereof.

(b)

TRBT shall deliver or assign to Croff the TRBT proof of payment of capital by the respective capital contributors/shareholders listed on Schedule A issued by TRBT, and execute and deliver the applicable documents of conveyance and assignment of title included in Schedules G and H.

(c)	Croff and the Croff Principal Shareholders shall deliver to TRBT the opinions, documents and instruments to be delivered under Articles III and VII hereto.

(d)      Croff shall deliver to TRBT the Croff common shares listed on Schedule A and execute and deliver the applicable documents of conveyances and title included in Schedules G and H.

(e)

Croff shall have prepared and available for issuance its common stock by its transfer agent to be delivered by Federal Express or equivalent delivery to the TRBT shareholders or a TRBT Shareholder or shareholder representative as designated in this Agreement and on Schedule A to this Agreement. Croff shall cause to be delivered to the closing agent a certification letter from the transfer agent for Croff indicating that such securities are issued, signed and available for distribution to the TRBT shareholders by mail or as otherwise elected.

(f)

The Croff Principals shall cause to be delivered a certified check in the amount of $600,000 payable to the Croff closing agent prior to closing by Croff, and upon condition of closing, as set-out and described in Section 2.03 of this Agreement.

(g)

The Croff Principals shall have tendered 363,535 Croff Class “B” Preferred shares to Croff for cancellation in exchange for 67,200 Croff Oil shares constituting not less than 67.2% of the issued and outstanding Croff Oil shares.

(h)

The existing Board of Directors of Croff will resign, and the newly elected Board will be installed. Letters of Resignation and a Resolution appointing the new directors pursuant to shareholder vote will be delivered to the closing agent.

(i)

The existing officers of Croff shall resign in their respective capacities and be replaced by the new officers in conformity with Section 2.09. A letter of resignation shall be delivered to the closing agent.

(j)

TRBT will make available for inspection in China during regular business hours at its principal business office all contracts, commitments, books, records and other information including Tax Returns filed and those in preparation and any tax related agreements, or other records of TRBT in original form.

(k)	The required shareholder approval by Croff will be completed by a meeting and proxy vote prior to closing in which:

(1)

This stock for stock equivalent exchange transaction will be approved as well as the transfer of Class “B” Preferred Assets to Croff Oil Company, the sale of shares of Croff Oil to the Croff Principal Shareholders, and the redemption and cancellation of their Class “B” Preferred shares and the conversion and issuance out of common shares to the Public former Class “B” Preferred shareholders on a two for one Class “B” Preferred basis, and the authority given to the Croff Board to electively change the corporate name.

(2)

The director nominees by TRBT will be voted upon and elected. Subsequent to the execution of this Agreement the names of such nominees and sufficient biographical information about them will be supplied to allow Croff to complete its SEC proxy in a timely manner.

(3)	Current Croff shareholders will have been afforded dissenting shareholder rights in accordance with Utah law subject to the limitations in Section 7.07.

Section 2.09. Results of Stock for Stock Equivalent Exchange. When the stock for stock equivalent exchange has been fully consummated and implemented, the following results or status to the parties shall be extant:

(a)	Croff will continue as a full reporting company under SEC regulations with ownership of and entitlement to 80% of shares/capital contribution of TRBT.

(b)	The Bylaws of Croff, as in effect immediately prior to the closing, shall be the Bylaws of Croff, but subject to amendment.

(c)

The persons nominated below shall be appointed at closing as interim directors of Croff pursuant to election. The Directors named below shall immediately upon appointment and following the closing hold an organizational meeting of the Board to, inter alia, appoint the new officers for Croff as also set-out below.

DIRECTORS:

1.	Aizhong An

2.	Samuel Liu

3.	Jiming Zhu

4.	Junhui An

5.	Omar J. Gonzalez

OFFICERS:

1.	Aizhong An, Chairman/CEO

2.	Samuel Liu, President/COO

3.	Jiming Zhu , Vice President/CFO/Treasurer

4.	Junhui An, Vice President

5.	Maggie Zheng, Vice President/ Secretary

(d)	The current officers of Croff, at closing, shall resign and new officers will be appointed by the newly appointed board of directors as set forth above.

(e)

TRBT understands and agrees the above named director and officer nominees need to have disclosed as part of the Croff Proxy filing the estimated direct and indirect compensation for such nominees; and, accordingly, have agreed to attach and incorporate Schedule I to this Agreement setting out initial direct and indirect compensation and share ownership/capital contribution to be included within the Croff Proxy filing.

(f)	The outstanding common shares and Class “A” Preferred Shares of Croff after closing will be as set out in Section 2.04 of this Agreement.

(g)

After closing, the corporate name of Croff (Croff Enterprises, Inc) may remain unchanged, or may be changed by approval of its board. Authority of the Croff Board to electively change such name shall be approved as part of the proxy.

Section 2.10.  Taking Necessary Action; Further Action. TRBT and Croff, respectively, shall each use their reasonable efforts to take all such actions as may be necessary or appropriate to effectuate the stock for stock equivalent exchange and related transactions under Utah Law and Chinese Law at the time specified in Section 1.01 hereof. If, at any time after the execution hereof, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Croff with full right, title and possession to all prior sharehold interest/capital contribution in TRBT, the officers of the Company are fully authorized in the name of TRBT and Croff, or otherwise, to take, and shall take, all such lawful and necessary actions consistent with this Agreement.

Section 2.11.  Expenses. Croff, TRBT and the Croff Principal Shareholders shall each pay their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement and all other agreements contemplated hereby, in each case regardless of whether the closing occurs. Without limitation of the foregoing, any stock transfer taxes or fees payable in connection with the stock exchange shall be the responsibility of, and shall be paid by, the new beneficial owner of such shares. Croff shall continue to be responsible for all corporate taxes, including any transaction required by this Agreement.

Section 2.12.  Registered Securities and Restricted Securities The parties anticipate that:

(a)	there shall be registered approximately 551,244 shares of the common stock of Croff after closing, and that the balance of 11,498,398 will be restricted stock as defined herein.

(b)	The shares of Croff Oil Company to be acquired by the Croff Principal Shareholders shall be restricted stock and not subject to any registration rights.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CROFF

Croff and the Croff Majority Shareholders represent and warrant to TRBT as follows:

Section 3.01. Corporate Organization. Croff is a corporation duly organized, validly existing, and in good standing under the laws of Utah and has the corporate power and authority to acquire all material governmental licenses, authorizations, permits, consents and approvals required to own, license or lease and operate properties or to conduct the business contemplated by this Exchange.

Section 3.02. Due Qualification. Croff is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its business or of the properties owned leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not have, either alone or together with all such failures, a material adverse effect on the assets, business, results of operations or financial condition of Croff.

Section 3.03. Reporting Company. Croff is a “Registered Reporting Company” pursuant to the provisions of §12(g) of the Securities and Exchange Act of 1934 and is current in its reporting requirements.

Section 3.04. Corporate Documentation.

(a)	Copies of the Articles of Incorporation and by-laws (or applicable organizational documents), and all amendments thereto, of Croff heretofore delivered to TRBT, as existing, are complete and correct.

(b)	The existing minute books of Croff are complete so far as they exist and reflect proceedings (including actions taken by written consent) of the stockholders, and directors and all committees thereof of Croff in all material respects, subject to the limitations set-out herein. It is understood and acknowledged that Croff does not have continuous Minutes of all corporate actions, but is willing through its current Board to enter the commitments, undertakings and representations set-out by this Agreement.

(c)

The transfer records with respect to capital stock and other equity or ownership interests are complete and accurately reflect all transactions in the shares of capital stock and other equity or ownership interests of Croff. A complete and correct copy of any resolutions or notices required to be duly adopted by the stockholders of Croff at shareholder meetings of common or Class “B” shareholders will be provided to TRBT, which resolutions or notices shall approve and adopt this Agreement, approve the stock for stock equivalent exchange in accordance with the provisions of Utah Law, as well as the transfer of the Class “B” Preferred Share assets to a new holding entity named Croff Oil Company, or a reasonable derivation of such name, approve the sale of all issued shares of Croff Oil Company to the Croff Principal Shareholders in consideration of the sum of $600,000 and the surrender for cancellation of all their Class “B” Preferred Shares; approve the conversion of each remaining Class “B” Preferred share for two common shares, and authorize filing of Amended Articles to increase the authorized common and Class “A” Preferred Shares as set out herein. Following adoption by or notice to the stockholders of Croff, such resolutions will not be amended, modified, rescinded or superseded and will remain in full force and effect after their adoption or notice through the consummation of the transactions contemplated hereby; and

(d)

The proxy solicitation by Croff, required by the Securities and Exchange Commission (SEC), for the Croff shareholder meetings and votes to approve the sale of the Class “B” Preferred assets to the Croff Principals in exchange for all the Class “B” Preferred shares owned by the Croff Principals and cash of $600,000, the conversion of the remaining Class “B” Preferred shares to common shares on a 1:2 ratio and the subsequent cancellation of all Class “B” Preferred Shares and the authority given to the Croff Board to electively change the corporate name and the other items in Section 2.07(h), shall comply with the proxy rules and regulations promulgated by the Securities Exchange Commission and the State of Utah.

(e)

The application for exemption from registration of the 11,144,150 common shares being issued to the shareholders of TRBT as part of the Stock for Stock Equivalent Exchange claimed under Regulation “S” of the Securities Act of 1933, or other available exemption from registration, shall be successfully completed prior to closing.

Section 3.05. Current Capitalization of Croff.

(a)

The entire authorized capital stock of Croff prior to closing consists of: (i) Twenty Million shares of common stock, at $0.10 par value, of which 551,244 shares are presently validly issued and outstanding; (ii) One million shares of Class “B” Preferred Shares, no par value, of which 538,783 are currently issued and outstanding; and (iii) Five million Class “A” Preferred Shares, of which no shares are presently outstanding. In addition:

(i)

there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings which obligate Croff now or upon the occurrence of some future event to issue additional shares of capital stock;

(ii)	there are no restrictions on the transfer of shares of capital stock of Croff other than those which may be imposed by relevant state and federal securities laws for restricted securities;

(iii)

no holder of any security of Croff is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which Croff is a party or which are otherwise binding on Croff;

(iv)	there will be 100 million authorized common shares of which 12,049,642 will be issued and outstanding at closing.

(v)	after filing Amended Articles, there will be authorized but unissued, ten million Croff Class “A” Preferred Shares.

(b)

The Croff Shares issued, or to be issued under this Agreement, are and will be duly authorized and validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive rights, and will be free and clear of all third party ownership or claims, liens, claims and encumbrances, charges, security interests, stockholder’s agreements and voting trusts.

(c)	On closing and as a condition of closing there shall be no Class “B” Preferred shares authorized, outstanding, issued or remaining on closing and the class of shares shall no longer exist.

Section 3.06. Corporate Authority; Binding Effect. Subject to any required shareholder approval and/or ratification, Croff has the right, power, authority, and capacity to execute and deliver this Agreement and all other agreements contemplated hereby, to perform the obligations hereunder and hereunder on its part to be performed and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Croff of this Agreement and all other agreements and documents contemplated hereby and the performance by Croff of all obligations on its part to be performed hereunder have been duly approved by all necessary Board and Shareholder votes by Croff. This Agreement constitutes, and when duly executed and delivered by Croff, (together with all other agreements contemplated hereby) will constitute, the legal, valid, and binding obligation of Croff, enforceable against Croff in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and to general equity principles (whether such enforceability is considered in a proceeding at law or in equity).

Section 3.07. Croff Principal and Affiliated Shareholders Approval. The Croff Principal and Affiliated Shareholders represent, through the undersigned Gerald L. Jensen, holding a proxy for such common shares, that they collectively and currently hold and own approximately fifty-five percent 55% of the issued and outstanding common shares in Croff; and the Principal Shareholders hold sixty-seven and two-tenths percent (67.20%) of the issued and outstanding Class “B” Preferred shares and will vote those shares in favor of the terms and provisions of this Agreement requiring approval of Croff’s shareholders.

Croff Principal and Affiliated Shareholders 303,651 common shares

363,535 Class “B” Preferred Shares

Croff Public Shareholders	247,593 common shares
177,124 Class “B” Preferred Shares

Section 3.08. No Creation of Violation, Default, Breach or Encumbrance. The execution, delivery and performance of this Agreement by Croff and the consummation by Croff of the transactions contemplated hereby through an anticipated shareholder ratification will not: (a) violate (1) any statute, rule or regulation to which Croff is subject, or (2) any order, writ, injunction, decree, judgment or ruling of any court, administrative agency or governmental body to which is subject, (b) conflict with or violate any provision of the Articles of Incorporation or by-laws of Croff, or (c) require the consent of any party or constitute a default under, violate, conflict with, breach or give rise to any right of termination, cancellation or acceleration of, or to a loss of benefit to which Croff is entitled, under (1) any mortgage, indenture, note or other instrument or obligation for the payment of money or any contract, agreement, lease or license to which Croff is a party, or (2) any governmental licenses, authorizations, permits, consents or approvals required for Croff to own, license or lease and operate its properties or to conduct its business as presently conducted by it.

Section 3.09. No Present Default. All contracts, agreements, leases mineral interests or rights and licenses to which Croff is a party are valid and in full force and effect and constitute legal, valid and binding obligations of Croff.

Section 3.10. Compliance With Law. To the best knowledge and belief of Croff, its officers, directors, and agents, Croff is not in violation of any applicable domestic or foreign law, rule or regulation (excluding violations of traffic laws), or any order, writ, injunction or decree of any domestic or foreign court, administrative agency, governmental body or arbitration tribunal, to which it or any of its properties or assets is subject. Further, to the best knowledge of Croff, its officers, directors and agents, there are no historic claims against Croff since inception which are currently pending or unresolved.

Section 3.11. Governmental Approvals and Filings. No consent, approval or authorization of, or notice to, declaration, filing or registration with, any domestic or foreign governmental or regulatory authority on the part of Croff is believed required in connection with the execution, delivery and performance of this Agreement, except review of the Proxy filings by the SEC.

Section 3.12. Real Property. Croff owns no real property. Croff does hold certain oil and gas royalties, leases and other rights to which it will guaranty ownership and entitlement.

Section 3.13. Personal Property. Croff is in possession of and has good and valid title to all personal property and assets reflected on the Balance Sheet or acquired after the Balance Sheet Date, subject to no adverse claims or restrictions on transfer. There are no outstanding options or rights granted by Croff to any third person to acquire any minimal interest or such personal property or any interest in them and, there are no outstanding options or rights granted by any third party to acquire any such personal property or any interest in them, except as to the Croff Principal Shareholders purchase of Class “B” Preferred assets.

Section 3.14. Financial Statements.

(a)

Croff will deliver to TRBT, prior to closing and as a condition to closing, its audited Financial Statements as of 12/31/05 (Schedule D) including the audited statements of operations, stockholders’ equity and cash flows for the period ending December 31, 2005. Croff will deliver like unaudited Financial Statements for the period ending September 30, 2006.

(b)

The financial statements referred to in Section 3.14(a), above, fairly and accurately present in all material respects the consolidated financial position, results of operations, stockholders’ equity and cash flows of Croff as of the relevant date thereof and for the periods covered thereby have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, as well as “GAAS” standards as to any audited statement, and SEC Regulation S-X.

(c)

Except as set forth in the Balance Sheet, or in the exhibits hereto, Croff has no liabilities or obligations, direct or contingent, accrued or otherwise, of a nature customarily reflected in financial statements in accordance with GAAP.

Section 3.15. Patents, Trademarks, Service Marks, Trade Names, Copyrights. Croff owns no franchise rights or interest, trademarks, service marks, trade names or copyrights, except as to its name.

Section 3.16. Contracts, Agreements and Obligations. Croff is not a party to or is in any way obligated under or subject to any of the following that would in any way effect, encumber or cloud the transfer of its assets to TRBT:

(a)

Any contract or agreement, including employment or compensation agreements, whether written or oral, with any officer or employee of Croff which is not deemed to terminate without further claims upon the closing of this Agreement;

(b)	Any license, franchise or similar agreement, whether written or oral, except as described herein;

(c)	Any collective bargaining or other labor or union contract or agreement, whether written or oral;

(d)	Any note, bond, indenture or agreement, whether written or oral, to borrow money or any agreement of guarantee or indemnification, whether written or oral;

(e)	Any agreement or outstanding purchase order, whether written or oral, relating to capital expenditures involving total payments of more than $10,000 in the aggregate;

(f)

Any other agreement, lease, arrangement or understanding, whether written or oral, to which Croff is a party or by which any of its assets are legally bound, except final administrative accounting and legal service fees to be paid and discharged by Croff from its capital reserves prior to closing of this Agreement.

Section 3.l7. Insurance. Croff does not maintain any insurance policies, except on operated wells which will not survive closing.

Section 3.18. Absence of Certain Changes. Since the Balance Sheet Date, Croff will represent now and as of closing there has not been:

(a)	any reduction, loss, change, physical damage, or destruction in excess of $25,000 to any asset or property of Croff;

(b)

any declaration, setting aside or payment of any dividend, or any distribution, in respect of shares of capital stock or other equity or ownership interests of Croff, or any redemption, purchase or other acquisition of any of such shares of capital stock or other securities of, or other equity or ownership interests in Croff, except for those required by this Agreement; any increase in the regular and customary compensation to any Croff officer, employee or director, provided that the existing Croff Board may receive a reasonable severance payment in the event that not less than $530,000 in cash is left thereafter in Croff at closing:

(c)

any change in the authorized and unissued capital stock or other equity or ownership interest of Croff or any grant of options, warrants or other rights or convertible or exchangeable securities calling for the issuance thereof, except for those required by this Agreement;

(d)	any payment by Croff direct or indirect, of any material liability before the same becomes due in accordance with its terms or otherwise than in the ordinary course of its business;

(e)	any sale or transfer of, or agreement to sell or transfer, any assets of Croff, except to affiliated principal parties as described by this Agreement;

(f)	any change in any accounting auditing or financial review principles or practices of Croff or any change in Croff’s business practices;

(g)

any event, occurrence, development, state of facts or change in the business which has had, either alone or together with all such events, occurrences, developments, states of facts or changes, a material adverse effect on the assets, business, results of operations, affairs, prospects or financial condition of Croff; or

(h)	any liability or obligation incurred or created on the part of Croff or any creation or assumption by of Croff any lien, claim or encumbrance on any asset of Croff.

Section 3.19. Certain Tax Matters. As of the date hereof, or prior to closing and as a condition to closing, the most current Tax Return required to be filed with respect to Croff for the Taxable Period ending on or before the date hereof has been or will be timely filed, and the independent auditors for Croff will have determined that only the most current returns need be filed as they become due. All currently filed Tax Returns or Return:

(a)	were prepared in the manner required by applicable law;

(b)	are true, correct, and complete in all material respects; and

(c)

reflect the liability for Taxes of Croff. All Taxes shown to be payable on such Tax Returns, and all assessments of Taxes made against Croff with respect to such Tax Returns, have been paid when due. It is further understood and agreed that Croff/TRBT will continue to be entitled to and liable for all tax refunds and obligations incurred prior to closing, except for any tax obligations arising out of the sale of the Texas properties. These obligations shall be the responsibility of Croff Oil Company and Croff Oil Company shall indemnify and save Croff/TRBT harmless from any such liability.

No adjustment in such Tax Returns has been proposed formally or informally by any taxing authority and no basis exists for any such adjustment. Except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of the Company.

The cash left in Croff at closing of not less than $530,000 shall be sufficient to cover any tax liabilities arising from the sale of the Croff Class “B” Preferred Assets.

Section 3.20. No Litigation, Proceeding or Inquiry. To the best knowledge and belief of Croff, its officers, directors or agents, there is no suit, action, claim or other legal, administrative or arbitration proceeding (including a “stop order”) pending or, threatened before any court or governmental commission, bureau or other regulatory authority (including the SEC), and there is no investigation or inquiry by any administrative agency or governmental body pending or threatened, nor are there any existing judgments, orders or decrees:

(a)	against Croff; or

(b)	which challenges the validity or propriety of, or seeks to prevent, alter or delay, the transactions contemplated by this Agreement.

Section 3.21. Employee Benefit Plans; Labor Matters. Existing Croff employees and employee benefit plans will terminate as of closing. Croff represents that it has no employment contracts or funded plans which will exist at closing.

Section 3.22. Brokers and Finders. No broker or finder has acted for Croff in connection with this Agreement and the transactions contemplated hereby; and no broker or finder is entitled to receive any shares of the Surviving Corporation in such capacity, is entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on any agreement, arrangement or understanding made by Croff.

Section 3.23. Information Supplied by Croff. Neither this Agreement nor any document referenced herein, nor any certificate, statement or memorandum furnished pursuant to this Agreement or in connection herewith by or on behalf of Croff contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Section 3.24. SEC Filings; Financial Statements. Croff has or will deliver, prior to closing, the forms filed with the SEC, including its Annual Report on Form 10-K for the fiscal years ended December 31, 2004 and 2005 and the First through Third Quarter 10-Q Reports for 2006. The 10-K for December 31, 2006 will be provided upon filing with the Securities and Exchange Commission. The Croff SEC Reports do not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.25. Third Party Claims. There are no pending third party claims or litigation rights, entitlements, or contracts not fully disclosed herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TRBT

TRBT represents and warrants to Croff as follows:

Section 4.01. Company Organization; Company Documentation. TRBT is a company with an Operating License and an Authorized Representative validly existing and in good standing under the laws of the People’s Republic of China, Shanxi Province, City of Taiyuan and has its current principal business address in 18 Haozhuang Street, Taiyuan City, Shanxi, China, 030045, but intends to locate its principal U.S. offices at 324 S. 400 West, Suite 250 Salt Lake City, Utah 84101. TRBT and its Authorized Representative has the power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to use the land and own, license or lease and operate its properties and to conduct its business as presently conducted by it in the manner and location where conducted.

Section 4.02.  Company Authority: Binding Effect. Subject to any required Board of Shareholders approval and/or ratification and Authorized Representative consent, TRBT has the power and authority to execute and deliver this Agreement and all other agreements contemplated hereby, to perform its obligations hereunder and there under and to consummate the transactions contemplated hereby and thereby. The execution and delivery by TRBT of this Agreement and all other agreements and documents contemplated hereby and the performance by TRBT of all obligations on its part to be performed hereunder and there under have been duly approved by all necessary action by its Board of Shareholders and Authorized Representative. This Agreement constitutes, and when duly executed and delivered by TRBT, (together with all other agreements contemplated hereby), will constitute, the legal, valid and binding obligation of TRBT, enforceable against TRBT, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and to general equity principles (whether such enforceability is considered in a proceeding at law or in equity).

Section 4.03. No Creation of Violation, Default, Breach or Encumbrance. The execution and delivery by TRBT of this Agreement do not, and the consummation by TRBT of the transactions contemplated hereby will not: (a) violate (1) any statute, rule or regulation to which TRBT is subject, or (2) any order, writ, injunction, decree, judgment or ruling of any court, administrative agency or governmental body to which TRBT is subject. (b) conflict with or violate any provision of the Operating License or by-laws of TRBT; or (c) result in the breach of or constitute a default under any material contract, agreement, lease, license, mortgage, indenture, note or other instrument or obligation to which TRBT is a party, which could adversely affect the ability of TRBT to consummate the transactions contemplated by this Agreement;

Section 4.04. No Litigation, Proceeding or Inquiry. To the best knowledge and belief of TRBT, its Authorized Representative, Executive Director, or agents, there is no suit, action, claim or other legal, administrative or arbitration proceeding pending or, to TRBT’s knowledge, threatened before any court or governmental commission, bureau or other regulatory authority, and, to TRBT’s knowledge, there is no investigation or inquiry by any administrative agency or governmental body pending or threatened, nor are there any existing judgments, orders or decrees which challenges the validity or propriety of, or seeks to prevent, alter or delay, the transactions contemplated by this Agreement.

Section 4.05. Governmental Approvals and Filings. No consent, approval or authorization of, or notice to, declaration, filing or registration with, any governmental or regulatory authority on the part of TRBT is required in connection with the execution, delivery and performance of this Agreement, or such has been completed with notices and copies to be delivered at Closing.

Section 4.06. Current Capitalization of TRBT .

(a)	The entire registered capital of TRBT consists of RMB 1.6 million contributed by 1 capital contributor. In addition:

(i)

there are no warrants, options or other stock rights, conversion privileges, stock purchase plans or other agreements or undertakings which obligate TRBT now or upon the occurrence of some future event to issue shares of capital stock, or to transfer or assign its registered capital.

(ii)	there are no restrictions on the transfer or assignment of proof of payment of capital of TRBT other than those imposed by relevant U.S. state and federal securities laws, and

(iii)

no capital contributor of TRBT is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which TRBT is a party or which are otherwise binding on TRBT.

(b)	The capital contributions of the shareholders have been duly made to the company as evidenced by the proof of payment issued by TRBT.

(c)

The persons named herein as the TRBT Shareholders hold all the equity interest of TRBT and such equity interest is transferable pursuant to this Agreement, and title is fully and exclusively vested in the TRBT Shareholders as such capital contributors’ interest is identified in Schedule “A” as attached and incorporated.

Section 4.07 Transferred Assets. TRBT represents that it is transferring and assigning to Croff at closing in exchange for the prescribed Croff Securities 80% of its registered capital and Croff will acquire by such equity exchange 80% of the assets of TRBT. TRBT further warrants as to those assets, tangible or intangible:

(a)	TRBT has good and encumbered title to 76% of each asset or interest, except as to any lien or encumbrance described in this Agreement or in Schedule “B”.

(b)	TRBT has the exclusive right and entitlement to lease and operate the shopping malls described in Schedule B, without third party rights or claims, subject to the rights of the 24% owners.

(c)	TRBT has attempted to list all assets, properties, interests or anything of value as part of the attached and incorporated summary Schedule “B”.

(d)	TRBT is not aware of any adverse litigation or claims which would adversely affect or diminish its transferred properties values as described in this section.

(e)	Schedule “B” also contains evidence of any encumbrance, assignment or other adverse claim or interest by or against TRBT including liens, mortgages, assignments for security, or like instruments.

(g)	TRBT has produced for Croff all of its leases and operating agreement and like information related to its commercial property.

(h)	TRBT represents that it has capital in shareholder equity, and debts, as described in their audited financial statements.

Section 4.08 No Intellectual Property and Technology. TRBT represents and warrants to Croff, as a term and condition of this Agreement, that it has no patents or intellectual property rights or interest.

Section 4.09 Audit Undertaking of TRBT. It is expressly understood between Croff and TRBT that the closing of this merger will require specific financial data, both audited and unaudited, prepared and presented in a timely manner in accordance with GAAP and SEC regulations by both parties. Accordingly, TRBT agrees to provide the following financial statements and disclosure material. These are material conditions, subject to rescission, as defined in Article IX.

(a)

Delivery to Croff by December 20, 2006 of all financial statements of TRBT and its predecessors consisting of SEC required audited financials for the most recent three years or inception through calendar year end 2005, comparative unaudited interim financial statements and information for the nine months ending September 30, 2006. Additionally, TRBT shall provide the data necessary, together with a qualified accountant, to prepare the pro-formas for the combined companies. If delivered by this date, Croff will provide an experienced accountant to assist in preparing the pro-forma financial statements, between December 20, 2006 and January 10, 2007. All financials will contain all notes and disclosures required by the SEC.

(b)

Delivery to Croff of supplemental financial statements and other material to be provided in response to SEC comments to the proxy statements to be filed by Croff pursuant to this Agreement, including all SEC required notes and worksheets as may be requested, within five business days of request.

(c)	Final determination of the adequacy of the foregoing data under this section shall be determined by Croff.

Section 4.10 Contracts, Agreements and Obligations. TRBT is not a party to nor is in any way obligated under or subject to any of the following that would in any way effect, encumber or cloud the transfer of its assets to Croff:

(a)	Any contract or agreement, whether written or oral, with any prior or current officer or employee of TRBT;

(b)	Any collective bargaining or other labor or union contract or agreement, whether written or oral;

(c)	Any note, bond, indenture or agreement, whether written or oral, to borrow money or any agreement of guarantee or indemnification, whether written or oral;

(d)	Any agreement or outstanding purchase order, whether written or oral, relating to capital expenditures involving total payments of more than $10,000.00;

(e)

Any other agreement, lease, arrangement or understanding, whether written or oral, to which TRBT is a party or by which any of its assets are legally bound, except final accounting, translation and legal service fees to be paid and discharged by TRBT from its capital reserves prior to closing of this Agreement.

Section 4.11 Absence of Certain Changes. Since the Balance Sheet Date TRBT will represent now and as of closing, there has not been:

(i)	Any reduction, loss, change, physical damage, or destruction in excess of $25,000 to any asset or property of TRBT;

(ii)

Any declaration, setting aside or payment of any dividend, or any distribution, in respect of capital contributions or ownership interests of TRBT, or any redemption, purchase or other acquisition of any such capital contributions, or other equity or ownership interests in TRBT;

(iii)	Any increase in the compensation payable or to become payable by TRBT to any of its Authorized Representative, Executive Director or employees;

(iv)

Any change in the capital contributions or other equity or ownership interest of TRBT or any grant of options, warrants or other rights or convertible or exchangeable securities calling for the issuance thereof;

(v)	Any payment by TRBT direct or indirect, of any material liability before the same becomes due in accordance with its terms or otherwise than in the ordinary course of its business;

(vi)	Any sale or transfer of, or agreement to sell or transfer, any assets of TRBT, including any patent or technology right or interest;

(vii)	Any change in any accounting principle or practice of TRBT or any change in the TRBT’s business practices;

(viii)

Any event, occurrence, development, state of facts or change in the business which has had, either alone or together with all such events, occurrences, developments, states of facts or changes, a material adverse effect on the assets, business, results of operations, affairs, prospects or financial condition of TRBT;

(ix)	Any liability or obligation incurred or created on the part of TRBT or any creation or assumption by of TRBT any lien, claim or encumbrance on any asset of TRBT.

Section 4.12 Information Supplied by TRBT. Neither this Agreement nor any document referenced herein, nor any certificate, statement or memorandum furnished pursuant to this Agreement or in connection herewith by or on behalf of TRBT contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Section 4.13 Third Party Claims. There are no pending third party claims or litigation including rights, entitlements, or contracts not fully disclosed herein which could adversely affect the ability of TRBT to consummate the transactions contemplated by this Agreement;

Section 4.14 Dissenting Shareholder Rights. TRBT shall abide by the terms of any dissenting shareholder rights as provided under Utah law, except as limited by section 7.07.

ARTICLE V

MINIMUM SUBSEQUENT SHARE PRICING COVENANT

5.01       TRBT , or the surviving entity, covenants and agrees with the Croff Principals, as a necessary term and condition of this Agreement, that TRBT or the surviving entity will observe the following minimum pricing standards (subject to adjusted for stock splits so the $2.00 or $2.50 price is with reference to the number of shares at closing) in two subsequent offerings of TRBT or the surviving entity’s securities prior to or subsequent to the closing of the Share Exchange Agreement with Croff:

(a)

In the event of a first registration or private placement of shares primarily to friends, relatives or associates of the current principals of TRBT, it is covenanted and agreed by TRBT or the surviving entity that the minimum effective price for the issuance of the common stock, or and security convertible to or exercisable for such common stock, shall be effectively not less than two U.S. dollars ($2.00) per common share, or conversion instrument equivalent.

(b)

In the next or second subsequent registration or private placement utilizing a broker/dealer by the surviving entity or TRBT, it is agreed that the minimum effective price for its common stock, or rights to common stock as defined above, shall be not less than two dollars and fifty cents U.S. ($2.50) per common share, or conversion instrument equivalent.

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records: Confidentiality.

(a)

For a period of one year following the Closing Date, TRBT will provide to the prior management of Croff and its accountants, counsel and other authorized representatives, full access, during reasonable business hours and under reasonable circumstances, to any and all premises, properties, contracts, commitments, books, records and other information (including Tax Returns filed and those in preparation and any tax related agreements) of Croff. Any person receiving access or information under this section shall treat such information as confidential information until such time as Croff shall publicly disseminate the information and shall not use such information to cause the purchase or sale of any Croff securities in violation of the Securities Act of 1933.

(b)

Before closing, except as required by federal securities laws, each party shall keep and maintain the terms and conditions of this Agreement confidential, and shall not disclose any of its terms to any third party except for attorneys, accountants, or investment bankers of each party. Neither exchanging party will issue any press releases or make any other public announcement concerning the transaction and/or letter of intent without the consent of the other party.

Section 6.02. Press Releases and 8-K. The parties shall cooperate in the preparation of a press release with respect to the execution and delivery of this Agreement and the transactions contemplated hereby, which press release shall have been released and made available to the public promptly following the execution of this Agreement. Neither TRBT or Croff shall issue any other press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the prior consent of other party, except as may be required by law in the opinion of counsel (in which event each of the other parties shall be timely notified of the opinion of counsel that a press release or other public announcement is so required by law). Counsel for Croff will promptly prepare and file with the SEC, in accord ance with the SEC rules and regulations, an 8-K Report reporting this transaction and agreement, inclusive of the unaudited pro forma consolidated Financial Statements for both entities to be filed supplementally not later than 71 days after the initial 8-K filing

Section 6.03. Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such other instruments and take such other action as any other party hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

Section 6.04. Acknowledgments by Croff and Croff Owners. Croff and the Croff Majority Shareholders hereby acknowledge, confirm, and agree that:

(a)	TRBT is a real estate development company in China and significant risks exist with respect to the proposed business of TRBT, and

(b)

none of the following has ever been represented, guaranteed, or warranted to any of Croff, the Croff Majority Shareholders, the TRBT Owners, or any of their affiliates, agents, or employees or by any other person, expressly or by implication:

(i)	the approximate or exact length of time that he/she will be required to remain an owner of the Croff shares,

(ii)	value of the Croff shares to be realized at any time, or

(iii)	the amount of profit, if any, to be realized at any time from the Croff shares or this transaction.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF TRBT

The obligations of TRBT under this Agreement to consummate the stock exchange and take the other actions contemplated herein shall be subject to the satisfaction, on or prior to the date hereof, of each of the following conditions, each of which may be waived by TRBT as provided herein except as otherwise provided by law:

Section 7.01. Croff’s Certifications. The representations and warranties of Croff contained in this Agreement shall have been true and correct as of the date hereof and each of the agreements or obligations of Croff to be performed on or before the date hereof pursuant to the terms hereof have been performed and complied with in all material respects.

Section 7.02. Croff’s Authorization of Transactions. All corporate actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Croff, including a shareholder vote shall have been duly and validly taken in a manner reasonably satisfactory to TRBT and its counsel.

Section 7.03. No Injunctions, etc. Against Croff Croff shall not be subject to any rule, regulation, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the stock exchange, or the issuance of Croff Stock or this Agreement.

Section 7.04. No Litigation Against Croff. No litigation or proceeding shall have been instituted or, to the parties’ knowledge, threatened after the date of this Agreement by any governmental agency or other person or entity seeking to restrain or prohibit the performance of, or to obtain damages or other relief in conjunction with, this Agreement or any of the transactions contemplated hereby that:

(a)	has a reasonable possibility of success on the merits; and

(b)	if decided in favor of the agency, person or entity who instituted the same, would have a material adverse effect on Croff or TRBT.

Section 7.05. No Material Changes in Croff. Croff will warrant and represent as of the date hereof that there have been no material changes in Croff since the date of this Agreement; to include, though not limited to, entering into any agreement for sale or disposition of assets, merger, funding other than that described in this Agreement, indebtedness, change or commitment to change management, material adverse accounting events or change of reporting litigation, or like acts of reorganization or adverse events.

Section 7.06. Legal Opinion re: Status of Croff. TRBT shall receive an opinion of Croff’s counsel to the effect Croff is in good standing and may legally enter into and perform under this Agreement and that he knows of no currently presented claims or debts by Croff.

Section 7.07 Limitation on Dissenting Shareholders. No more than 17% of the shareholders eligible to exercise dissenters’ rights shall have given notice to Croff of their intent to exercise such rights. In addition, Croff and Croff Majority Shareholders agree to indemnify TRBT, its Authorized Representative, Executive Director or agents for all costs and expenses directly or indirectly associated with any Class “B” Preferred Shares that are not cancelled or converted on or before closing and remain outstanding after closing.

Section 7.08 Securities Exemptions.

(a)

The application for exemption from registration of all or most of the 11,144,150 common shares being issued to the shareholders of TRBT will be as provided under Regulation “S” to the Securities Act of 1933, or other available exemption from registration.

(b)

Croff, through its management existing prior to closing, intends to primarily, but not exclusively, rely upon the exemption from securities registration for issuance of shares to its shareholders in a reorganization without consideration.

(c)

As to any Chinese citizen or other foreign national receiving shares in any manner out of this Exchange Agreement, Croff will primarily rely upon the exemption provided by SEC Regulation “S” for sale of securities to foreign investors as promulgated by the Securities & Exchange Commission pursuant to the Securities & Exchange Act of 1933. Any such reliance shall be non-exclusive and Croff may, alternatively, rely upon other exemptions from registration as may be available. It is understood that shares received under a Regulation S exemption from registration for U.S. trading purposes will be subject to and treated in the same manner as restricted stock to be resold pursuant to the provisions of Rule 144.

(d)

All shares issued pursuant to any claimed exemption from registration will not be freely tradable as issued, and will bear a restrictive legend indicating that, in substantial form, that such shares may not be resold, assigned, conveyed or hypothecated, except upon subsequent registration or a claimed exemption from registration for resale as satisfactory to the issuer.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF CROFF

The obligations of Croff under this Agreement to consummate the stock exchange and take the other actions contemplated herein shall be subject to the satisfaction, on or prior to the date hereof, of each of the following conditions, each of which may be waived by Croff as provided herein except as otherwise provided by law:

Section 8.01. TRBT’s Certification. The representations and warranties of TRBT contained in this Agreement shall have been true and correct as of the date hereof and each of the agreements or obligations of TRBT to be performed on or before the date hereof pursuant to the terms hereof have been performed and complied with in all material respects.

Section 8.02. TRBT’s Authorization of Transactions. All company actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by TRBT shall have been duly and validly taken in a manner reasonably satisfactory to Croff and its counsel.

Section 8.03. No Injunctions Etc. Against TRBT. TRBT shall not be subject to any rule, regulation, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the stock exchange or this Agreement.

Section 8.04. No Litigation Against TRBT. No litigation or proceeding shall have been instituted or, to the parties’ knowledge, threatened after the date of this Agreement by any governmental agency or other person or entity seeking to restrain or prohibit the performance of, or to obtain damages or other relief in conjunction with, this Agreement or any of the transactions contemplated hereby that:

(a)	has a reasonable possibility of success on the merits; and

(b)	if decided in favor of the agency, person or entity who instituted the same, would have a material adverse effect on Croff or TRBT.

Section 8.05. No Material Changes in TRBT. TRBT will warrant and represent as of the closing date, that there have been no material changes in TRBT since the date of this Agreement; to include, though not limited to, entering into any agreement for sale or disposition of assets, merger, funding other than that described in this Agreement, indebtedness, change or commitment to change management, material adverse accounting events or change of reporting litigation, or like acts of reorganization or adverse events.

Section 8.06. Official Statement re: Status of TRBT. Croff shall receive a statement issued by the Gong Sheng (Bureau of Industry and Commerce) of the City of Taiyuan in the People’s Republic of China to the effect that TRBT is an entity with a valid Operating License and registered capital of RMB 1.6 million.

ARTICLE IX

RESCISSION AND RELEASE PRIOR TO CLOSING

Both Croff and TRBT shall have a right to rescind and be released from all terms and obligations of this Agreement prior to closing upon the discovery and notice to the other party of any determination by the party seeking rescission of the other party’s inability to complete any material term or undertaking of this Agreement through no fault or inaction of such party, or of a breach of any material undertaking in or arising out of this Agreement which cannot be timely cured. Additionally, the parties may rescind for failure to timely close in accord with Section 2.07. Any such notice of rescission shall be contained in writing and shall specifically itemize the terms and provisions of this Agreement or actions or omissions of the party against whom rescission is sought and which is asserted to violate this Agreement and the terms of this section. Any attempted rescission that is made in bad faith, as may be subsequently determined by a court of competent jurisdiction, shall subject the party seeking rescission to all reasonable and necessary resulting or consequential damages of such rescission to the non-rescinding party, as well as all reasonable court costs and attorney fees arising out of any resulting challenge. Subsequent to the closing of this Agreement there shall be no further right of rescission, but nothing contained in this section shall prevent or mitigate the rights and entitlements of any party suffering damages from a breach of this Agreement from pursuing a claim for damages against a party committing such breach failure to perform, misfeasance or misrepresentation or omission of material facts or other claims related to or arising out of this Agreement.

ARTICLE X

INDEMNITY AGREEMENTS

Section 10.01.

(a)

TRBT agrees to indemnify Croff, its officers, directors or agents, including costs of defense, for any and all third party claims arising out of or related to the operation of TRBT prior to closing, or the transfer and assignment of TRBT’s registered capital caused by or incident to any gross or willfully wrongful act or omission of TRBT, or any of its Authorized Representative, Executive Director or agents.

(b)   Inasmuch as there is not a record title system or title insurance in China, the Rongan shareholders, individually and collectively, will indemnify Croff against any adverse claim or interest in or to the shopping malls, the real property upon which the shopping malls are located or the ownership of the subject malls by the Rongan entity, to the extent of their 76% interest and to the extent of the escrow outlined below.

(c)   To ensure payment against any such potential adverse claims, the Rongan shareholders, collectively but pro rata to their existing equity interest in Rongan, agree to tender to an escrow as a security pledge a total aggregate of ten percent (10%) of the shares of the restricted common stock of Croff received under the Exchange Agreement into a stock escrow with Poulton and Yordan, Salt Lake City, Utah.

(d)	Any such defined adverse claim must be made within one year from the date of closing.

(e)

In the event that no defined adverse claims are filed or asserted within one year from the date of closing, the escrow and obligation to indemnify will promptly terminate and all of the shares will be returned pro rata from the escrow to the contributing Rongan shareholders without further charge or fee.

(f)

The escrow account will provide that should any defined adverse claims, as defined in subparagraph (b), be made within a period of one year from the date of closing of this Agreement, the escrow would remain open until a final determination and resolution of such claim. The Croff management existing after closing would agree to defend, at its own cost, any such claim by a third party and to report the status of such claims promptly to the escrow agent.

(g)

On the day in which there is a final determination and resolution of any such defined claim, Croff would be entitled to draw down from the escrow account the number of shares equal in value to the claim, based on the then current market value of stock, for cancellation, debited pro rata to the original sharehold deposit.

(h)   The deposit into escrow of the foregoing shares would constitute a non-recourse obligation to indemnify and pay for any adverse claims defined under subparagraph (b) of this section and Croff would have no further recourse as to claims described by this section against the Rongan Shareholders individually, other than a drawing down of the shares in escrow for cancellation.

(i)    The terms of this escrow shall survive the execution and closing of the within Exchange Agreement, but may be set out in a separate escrow agreement. The terms of any such separate escrow agreement shall not in any manner conflict with the outline of terms provided herein, but may provide further detail as to the escrow administration, duty and notice requirements.

Section 10.02. Croff and the Croff Principal Shareholders agree to indemnify TRBT, its Authorized Representative, and Executive Director, including costs of defense, for any and all third party claims arising out of or related to the operations of Croff prior to closing, the sale of the Class “B” Preferred Assets to Croff Oil Company, except for any tax liability arising there from, the costs and expenses directly or indirectly associated with the surrender of Class “B” Preferred Shares for cancellation, any conversion of preferred “B” shares to common, and any subsequent shareholder claims arising out of the conversion of preferred “B” to common and their surrender for cancellation; any tax liability arising from the sale of the Texas properties. Croff further agrees to indemnify TRBT for any gross or willfully wrongful act or omission of Croff, or any of its officers, directors or agents.

Section 10.03. The provisions of this Article shall survive this Agreement whether fully performed or rescinded.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Headings. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 11.02. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered personally, sent by certified or registered mail, return receipt requested and postage prepaid, or sent by nationally recognized overnight delivery service to the address set forth below:

If to TRBT:	Taiyuan Rongan Business Trading Company
Limited
18 Haozhuang Street,
Taiyuan City,
Shanxi, China, 030045,

and at	Taiyuan Rongan Business Trading Company
Limited
Danton Mak
225 S. Lake Avenue, 9th floor
Pasadena, CA 91101

Copy to:	Mr. Ronald L. Poulton, Esq.
324 S. 400 West, Suite 250
Salt Lake City, Utah 84101

If to Croff:	Croff Enterprises, Inc.

3773 Cherry Creek Drive North, Suite 1025

Denver, CO 80209

Copy to:	Mr. Julian D. Jensen, Esq.

311 South State Street, Suite 380

Salt Lake City, Utah 84111

Or such other address as shall be furnished in writing by such party, and any such notice or communications shall be effective and be deemed to have been given only upon its delivery in accordance with this Section. Notice shall be deemed given, received, and effective on:

(a)	if given by courier service, the date of actual receipt by the receiving party, or if delivery is refused on the date delivery was first attempted; or

(b)

if given by certified mail, the earlier of; the date received, or the third day after being posted with the United States Postal Service. Any person entitled to notice or a copy of notice may change any address to which notice or a copy of notice is to be given to it by giving notice of such change of address as provided in this Section. The inability to deliver notice because of changed address for which no notice was given shall be deemed to be receipt of the notice as of the date such attempt was first made.

Section 11.03. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except as otherwise provided herein.

Section 11.04. Complete Agreement. This Agreement and specifically referenced documents contain the entire understanding of the parties with respect to the stock exchange and the related transactions and supersede all prior arrangements or understandings with respect thereto, and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth in these Agreements.

Section 11.05. Modifications, Amendments and Waivers. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Section 11.06. Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. Facsimile signatures shall be deemed valid as to the execution of this Agreement.

Section 11.07. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, except the specific third party beneficiary rights and entitlements of Croff Oil Company.

Section 11.08. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby:

(a)	such provision will be fully severable;

(b)	this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and

(c)	the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance there from.

Section 11.09. Governing Law. This Agreement shall be governed by the laws of the State of Utah (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance. Provided, however, each incorporated entity shall by subject to the corporate laws of its Charter State.

Section 11.10. Attorney Fees and Costs. Subject however to the indemnification provisions herein, should any action at law or equity be required to enforce any term or provision of this Agreement, the prevailing party shall be entitled to all court costs and reasonable attorney fees.

Section 11.11. Corporate Authority/Company Authority. Each of the officers/Authorized Representative signing below represent that they have been fully and duly authorized by their respective Board of Directors or Board of Shareholders to execute this Agreement for the corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ALL PARTIES HAVE AGREED THIS DOCUMENT MAY INITIALLY BE EXECUTED BY FACSIMILE SIGNATURES WITH BINDING EFFECT, WITH THE INTENT TO SUPPLEMENT SUCH INITIAL AGREEMENT BY MULTIPLE SETS OF THE ORIGINALLY SIGNED DOCUMENT.

Croff Enterprises, Inc.,		TRBT Business Trading Company Limited

By:	/s/ Gerald L. Jensen	By:	/s/ Aizhong An
	Gerald L. Jensen		Mr. Aizhong An
	President		Authorized Representative

Croff Principal Shareholders:		TRBT Capital Contributors

/s/ Gerald L. Jensen		/s/ Aizhong An
Mr. Gerald L. Jensen		Mr. Aizhong An

C.S Finance LLC

By:	/s/ Gerald L. Jensen
Gerald L. Jensen
Its Manager

Jensen Development Company

By:	/s/ Gerald L. Jensen
Gerald L. Jensen
President

INDEX TO EXHIBITS

Schedule A	Shares of each company to be exchanged

Schedule B	Assets of TRBT

Schedule C	Class “B” Preferred Assets (oil and gas interests of Croff)

Schedule D	Croff Financial Statements

Schedule E	TRBT Financial Statements

Schedule F	Pro Forma Consolidated Statements (Subsequently submitted)

Schedule G	Restrictive Stock Subscription Agreements

Schedule H	All closing documents, agreements, opinions, etc. (Section 2.01(f))

Schedule I	Initial direct and indirect compensation for nominees and share ownership

_________________

1[to be inserted]

SCHEDULE A

Share Exchange Agreement

Croff/TRBT Shareholders

September 2006

Name of TRBT Shareholder	Capital Paid In Currency to TRBT.	Percent of Current Registered TRBT Capital	Number of Croff Common to be Issued (shown as a % of total Croff common after closing – [3]12,049,642
1. Mandarin Century Holdings Ltd., BVI An, Aizhong 100%	RMB 1,280,000	80%	54.3% 6,542,630
2. Master Power Holdings Coup Ltd.,BVI Chen, Feng 100%	0	0%	5.92% 713,302
3. Accord Success Ltd., BVI Wang, Tao 100%	0	0%	8.88% 1,069,954
4. Investing in Industry, Inc,	0	0%	.98% 90,079
5. Fresno Consulting, Inc.	0	0%	1.97% 265,366
6. WB Capital Group, Inc.	0	0%	3.9% 469,912
7. Kind Achieve Group Ltd., BVI	0	0%	.74% 89,161
8. All Possible Group Ltd., BVI	0	0%	7.9% 951,873
9. Grand Opus Co. Ltd., BVI	0	0%	7.9% 951,873

TOTALS	RMB 1,280,000	80%	92.49%- 11,144,150
Croff Principals and Public Shareholders	0	0	7.51% -905,492
TOTALS	RMB 1,280,000	80%	100%- 12,049,642

_________________________

3 The percentages have been adjusted and the actual shares to be issued also had to be adjusted pro rata to balance since the percentages are rounded to the nearest 1/100ths.

SCHEDULE B

General Description of Assets and Property Interest of TRBT

November 20, 2006

PROPERTY NO. 1

General Description:

Yudu Minpin Shopping Mall 76% ownership in corporate owner.

Five story shopping mall located at West Chaoyang St, Taiyuan Dongcheng,

Shanxi Province, People’s Republic of China

Size: 14,000 Sq. Meters

Year Built: 1996

Approximate Number of Tenants: 500

Average yearly Revenue per Sq. Meter RMB 2,500

PROPERTY NO. 2

General Description:

Jinpin Clothing City 76% ownership in corporate owner.

Seven story shopping mall located at West Chaoyang St., Taiyuan Dongcheng, Shanxi Province, People’s Republic of China

Size: 29,640 Sq. Meters

Year Built: 1993

Approximate Number of Tenants: 500

Average yearly Revenue per Sq. Meter RMB 7,500

1

PROPERTY NO. 3

General Description:

Longma Shopping Mall 76% ownership in corporate owner.

Five story shopping mall located at Chaoyang St., Taiyuan Dongcheng, Shanxi Province, People’s Republic of China

Size: 17,000 Sq. Meters

Year Built: 1993

Approximate Number of Tenants: 260

Average yearly Revenue per Sq. Meter RMB 2,500

PROPERTY NO. 4

General Description:

Xindongcheng Clothing Distribution Mall 76% ownership in corporate owner.

Five story shopping mall located at Hao Zhuang Main St., Taiyuan Dongcheng, Shanxi Province, People’s Republic of China

Size: 48,000 Sq. Meters

Year Built: 2004

Approximate Number of Tenants: 800

Average yearly Revenue per Sq. Meter RMB 3,500

2

PROPERTY NO. 5

General Description:

Taiyuan Clothing City (Xicheng) 76% ownership in corporate owner.

Seven story shopping mall located at Chaoyang St., Taiyuan Dongcheng, Shanxi Province, People’s Republic of China

Size: 51,940 Sq. Meters

Year Built: 1992

Approximate Number of Tenants: 1,600

Average yearly Revenue per Sq. Meter RMB 3,000

Other Information:

TRBT head office is located in this building.

PROPERTY NO. 6

General Description:

New Xicheng 76% ownership in corporate owner.

Six story shopping mall located at Chaoyang St., Taiyuan Dongcheng, Shanxi Province, People’s Republic of China

Size: 43,000 Sq. Meters

Year Built: 2006

Approximate Number of Tenants: 400

Average yearly Revenue per Sq. Meter RMB 4,000

3

SCHEDULE C

Summary Description of Croff

Oil and Gas Assets to be Transferred

December _____, 2006

Croff Preferred B Assets

The Croff Preferred B assets shall consist of all tangible and intangible oil and gas assets and liabilities in Croff Enterprises, Inc. These shall include all perpetual mineral interests, all leases, all producing and non-producing wells on those leases, and all intangible rights connected to such properties including the banking accounts for the Preferred B assets and the accounts receivable and other intangible rights and assets in connection therewith, and all liabilities, debts, encumbrances, payables, and liabilities of any nature whatsoever, directly or indirectly connected with the above assets. A list of the wells and counties in which leases are located, constituting substantially all of the existing wells, are attached hereto as Exhibit C-1 and Exhibit C-2.

Exhibit C-1

All leases, all producing and non-producing wells on those leases, and all intangible rights connected to such properties in the following states and counties including but not limited to:

COUNTY	STATE
LAMAR	AL
LA PLATA	CO
ROUTT	CO
RIO BLANCO	CO
WASHINGTON	CO
OTSEGO	MI
OSCEOLA	MI
INGHAM	MI
CHEBOYGAN	MI
DAWSON	MT
GLACIER	MT
BILLINGS	ND
BURKE	ND
MCKENZIE	ND
MOUNTRAIL	ND
WILLIAMS	ND
LEA	NM
RIO ARRIBA	NM
BEAVER	OK
KINGFISHER	OK
LE FLORE	OK
MAJOR	OK
WOODWARD	OK
MIDLAND	TX
DE WITT	TX
HARDEN	TX
NUECES	TX
WHARTON	TX
CARBON	UT
DUCHESNE	UT
WASATCH	UT
UINTAH	UT
LINCOLN	WY
SUBLETTE	WY
CAMPBELL	WY

CROOK	WY
NATRONA	WY
SUBLETT	WY
SWEETWATER	WY
CARBON	WY

Exhibit C-2

All perpetual mineral interests, all leases, all producing and non-producing wells on those leases, and all intangible rights connected to such properties in the following states and counties including but not limited to:

NAME	STATE	COUNTY	WI	NRI	ORRI	RI
BRADFORD E L 19-15	AL	LAMAR	0.00520840	0.00441480	N/A	N/A
BURNS 1-29	CO	-	0.18750000	0.16406250	N/A	N/A
CRAIG K GU/A/1 APO,2	CO	LA PLATA	N/A	N/A	N/A	0.00355776
CRAIG K GU/A/1 APO,2	CO	LA PLATA	N/A	N/A	N/A	0.00355776
EVERETT JONES GU #1, #2	CO	LA PLATA	N/A	N/A	N/A	0.00092053
EVERETT JONES GU #1, #2	CO	LA PLATA	N/A	N/A	N/A	0.00244274
GROFF GU /A/#2	CO	LA PLATA	N/A	N/A	N/A	0.00222733
GROFF GU /A/SEC 29	CO	LA PLATA	N/A	N/A	N/A	0.00222733
JONES 1-11	CO	-	0.05000000	N/A	N/A	N/A
KELLY, ROGER D GU/#1	CO	LA PLATA	N/A	N/A	N/A	0.00234379
KELLY, ROGER D GU/#1	CO	LA PLATA	N/A	N/A	N/A	0.00234380
KELLY, ROGER D GU/#2	CO	LA PLATA	N/A	N/A	N/A	0.00234379
KELLY, ROGER D GU/#2	CO	LA PLATA	N/A	N/A	N/A	0.00234380
LINDNER SLATEN GU/A/1,2	CO	LA PLATA	N/A	N/A	N/A	0.00103260
LINDNER SLATEN GU/A/1,2	CO	LA PLATA	N/A	N/A	N/A	0.00103260
TURNER SECURITIES GU/A#1	CO	LA PLATA	N/A	N/A	N/A	0.00234379
TURNER SECURITIES GU/A#1	CO	LA PLATA	N/A	N/A	N/A	0.00234380
TURNER SECURITIES GU/A#2	CO	LA PLATA	N/A	N/A	N/A	0.00234379
TURNER SECURITIES GU/A#2	CO	LA PLATA	N/A	N/A	N/A	0.00234380
ZELLITTI GU/A 1,2	CO	LA PLATA	N/A	N/A	N/A	0.00234379
ZELLITTI GU/A 1,2	CO	LA PLATA	N/A	N/A	N/A	0.00234380
CHARLTON EAST	MI	OTSEGO	0.00323760	0.00260968	0.00784632	N/A
MARION 1-36	MI	OSCEOLA	0.00813890	0.00672890	N/A	N/A
MARION 2-36	MI	OSCEOLA	0.00191160	0.00159590	N/A	N/A
SCHEFFLER 1-29	MI	INGHAM	0.52250000	0.40617500	N/A	N/A
ST FOREST 1 14	MI	CHEBOYGAN	0.20000000	0.17500000	N/A	N/A
SUNBELT INVESTMENTS 1-28	MI	INGHAM	0.50531250	0.39276875	N/A	N/A

BN A #1	MT	DAWSON	0.06278120	0.05117385	N/A	N/A
BRATCHER FORTHUN 1-5R	ND	-	0.04375070	0.03437126	0.00036848	N/A
BRENNA 42-14	ND	MCKENZIE	0.06250000	0.04277340	N/A	N/A
DOLAN 7-28	ND	MOUNTRAIL	N/A	N/A	0.00365620	N/A
GLASS BLUFF UNIT	ND	-	N/A	N/A	N/A	0.00018952
LEE 1-21	ND	-	N/A	N/A	0.00806660	N/A
NOVAK 25-11	ND	MCKENZIE	0.09708400	0.07973700	N/A	N/A
STENEHJEM L M #1	ND	MCKENZIE	0.00146050	0.00120900	N/A	N/A
HAGER #1	NM	LEA	N/A	0.00468750	N/A	N/A
HAGER #1	NM	LEA	0.00585940	0.00468750	N/A	N/A
SAN JUAN 29-7 63C-DK	NM	RIO ARRIBA	N/A	N/A	0.00037500	N/A
SAN JUAN 29-7 DAKOTA TR 2	NM	RIO ARRIBA	N/A	N/A	0.00300000	N/A
SAN JUAN 29-7 DK: TR 11 GAS	NM	RIO ARRIBA	N/A	N/A	0.00300000	N/A
SAN JUAN 29-7 DK: TR 11 OIL	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 FRT COAL TR 11	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 FRT COAL TR 2	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 MESAVERDE TR 11	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 MESAVERDE TR 2	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 PC: TR 11	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 PC: TR 2	NM	RIO ARRIBA	N/A	N/A	0.00500000	N/A
SAN JUAN 29-7 UNIT 82B-DK GAS	NM	RIO ARRIBA	N/A	N/A	0.00151238	N/A
SAN JUAN 29-7 UT 155	NM	RIO ARRIBA	N/A	N/A	0.00250000	N/A
SAN JUAN 29-7 UT 37A	NM	RIO ARRIBA	N/A	N/A	0.00375000	N/A
SAN JUAN 29-7 UT 67A	NM	RIO ARRIBA	N/A	N/A	0.00750000	N/A
SAN JUAN 29-7 UT NP 561	NM	RIO ARRIBA	N/A	N/A	0.00118750	N/A
DICKERSON 1-34	OK	-	0.30136833	0.25634150	N/A	N/A
DUNCAN 1-21	OK	-	0.32947839	0.24385704	N/A	N/A
DUNCAN 2-21	OK	-	0.49000000	0.36013831	N/A	N/A
DURFEY 1-14	OK	BEAVER	0.06933590	0.05792530	N/A	N/A
HARPER 1-20	OK	-	0.13017561	0.09452018	N/A	N/A
ISAAC 1-7	OK	BEAVER	0.02311930	0.01746950	N/A	N/A
MILLER 1-29	OK	-	0.16315223	0.12559456	N/A	0.00088298
MILLER OSWEGO 1-29	OK	-	0.18718430	0.14432420	N/A	0.00088298
MUEGGENBORG 1C	OK	KINGFISHER	0.43314187	0.32994995	N/A	N/A
OLSON 1-24	OK	MAJOR	0.02550000	0.02238029	N/A	N/A
KEISHA #1	TX	-	0.00500000	0.00437500	N/A	N/A
KEISHA #1	TX	-	N/A	0.00437500	N/A	N/A
KRIS #1	TX	-	0.01000000	0.00875000	N/A	N/A
KRIS #1	TX	-	N/A	0.00875000	N/A	N/A

2

LAY A	TX	MIDLAND	N/A	0.00316410	N/A	N/A
LAY A	TX	MIDLAND	0.00316410	0.00316410	N/A	N/A
LAY B #1	TX	MIDLAND	N/A	0.00316410	N/A	N/A
LAY B #1	TX	MIDLAND	0.00316410	0.00316410	N/A	N/A
PATOS GAS UNIT #1	TX	-	N/A	N/A	0.00521190	N/A
PICA D-1	TX	-	0.10000000	0.07500000	N/A	N/A
STRAWN #1	TX	-	0.01000000	0.00750000	N/A	N/A
ALEX MUELLER	TX	DE WITT	0.60000000	N/A	N/A	N/A
MARY KORTH	TX	DE WITT	0.60000000	N/A	N/A	N/A
RESPONDEK#1	TX	DE WITT	0.60000000	N/A	N/A	N/A
WEISCHWILL #1	TX	DE WITT	0.60000000	N/A	N/A	N/A
WIGGINS, A C	TX	DE WITT	0.24462289	0.17551788	N/A	N/A
WILSON EST 1	TX	-	0.06300000	0.04725000	N/A	N/A
ALBERT SMITH 2-8C5	UT	DUCHESNE	N/A	N/A	N/A	0.00068400
BELCHER 2-33B4	UT	DUCHESNE	N/A	N/A	N/A	0.00327700
BISEL GURR 1-11A1	UT	UINTAH	N/A	N/A	N/A	0.00027872
BISEL GURR 2-11A1	UT	UINTAH	N/A	N/A	N/A	0.00027872
BLEAZARD 2-18 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00181870
BODRERO 1-15B3	UT	DUCHESNE	N/A	N/A	N/A	0.00039063
BODRERO 2-15B3	UT	DUCHESNE	N/A	N/A	N/A	0.00039063
BOLTON 2-29A1E	UT	UINTAH	N/A	N/A	N/A	0.00059510
BOREN 1-14A2	UT	DUCHESNE	N/A	N/A	N/A	0.00089700
BOREN 1-24A2	UT	DUCHESNE	N/A	N/A	N/A	0.00025600
BOREN 3-11A2	UT	DUCHESNE	N/A	N/A	N/A	0.00089700
BOREN 3-15A2	UT	DUCHESNE	N/A	N/A	N/A	0.00102500
BOREN 4-23A2	UT	DUCHESNE	N/A	N/A	N/A	0.00154700
BOREN 4-9A2	UT	DUCHESNE	N/A	N/A	N/A	0.00072906
BOREN 5-22A2	UT	DUCHESNE	N/A	N/A	N/A	0.00224300
BOWEN BASTIAN 1-14	UT	UINTAH	N/A	N/A	N/A	0.00040520
BOWMAN 5-5A2	UT	DUCHESNE	N/A	N/A	N/A	0.00144753
BROTHERSON 2-10 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00121530
BROTHERSON 2-22 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00060760
BROTHERSON 2-2B5	UT	DUCHESNE	N/A	N/A	N/A	0.00062219
BROTHERSON 2-35B5	UT	DUCHESNE	N/A	N/A	N/A	0.00028860
CHANDLER 2-5B4	UT	DUCHESNE	N/A	N/A	N/A	0.00043610
CHANDLER UNIT 1-5 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00043610
CHAPMAN 2-4B2	UT	DUCHESNE	N/A	N/A	N/A	0.00194600
CHRISTENSEN 2-29A4	UT	DUCHESNE	N/A	N/A	N/A	0.00045590
CHRISTENSEN 2-8B3	UT	DUCHESNE	N/A	N/A	N/A	0.00093980
CLYDE MURRAY 1-2A2	UT	DUCHESNE	0.00362530	0.00317214	N/A	0.00136542

3

CORNABY 2-14A2 (RECOMP)	UT	DUCHESNE	N/A	N/A	N/A	0.00089700
COX 2-36A2	UT	DUCHESNE	N/A	N/A	N/A	0.00253500
CROOK UNIT 1-6B4	UT	DUCHESNE	N/A	N/A	N/A	0.00047350
CWU	UT	UINTAH	N/A	N/A	0.00213750	N/A
CWU	UT	UINTAH	N/A	N/A	0.00213750	N/A
DASTRUP 2-30A3	UT	DUCHESNE	N/A	N/A	N/A	0.00034600
DAVID 3-7B2	UT	DUCHESNE	N/A	N/A	N/A	0.00130720
DILLMAN 2-28A2	UT	DUCHESNE	N/A	N/A	N/A	0.00182800
DOYLE UNIT 1-10 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00064700
DR LONG 2-19A1E	UT	UINTAH	N/A	N/A	N/A	0.00088780
DUMP 2-20 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00051270
DUNCAN 3-1A2-K	UT	DUCHESNE	N/A	N/A	N/A	0.00074330
DUNCAN 4-2A2	UT	DUCHESNE	0.00372070	0.00394354	N/A	N/A
ELLSWORTH 1-20 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00243050
ELLSWORTH 2-16 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00091150
ELLSWORTH 2-17 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00182290
ELLSWORTH 2-19 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00352570
ELLSWORTH 2-8B4	UT	DUCHESNE	N/A	N/A	N/A	0.00227000
ELLSWORTH 2-9B4-K	UT	DUCHESNE	N/A	N/A	N/A	0.00091140
ELLSWORTH 3-20B4	UT	DUCHESNE	N/A	N/A	N/A	0.00243050
ELLSWORTH UNIT 1-16 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00091140
ELLSWORTH UNIT 1-17 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00182290
ELLSWORTH UNIT 1-8 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00227000
ELLSWORTH UNIT 1-9 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00091140
FARNSWORTH 1-7B4	UT	DUCHESNE	N/A	N/A	N/A	0.00060730
FARNSWORTH 2-7 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00060730
FARNSWORTH UNIT 1-12 B5	UT	DUCHESNE	N/A	N/A	N/A	0.00030380
FARNSWORTH UNIT 1-13 B5	UT	DUCHESNE	N/A	N/A	N/A	0.00029860
FEE 14-05	UT	DUCHESNE	N/A	N/A	0.00052083	N/A
GALLOWAY 1-14B2	UT	DUCHESNE	N/A	N/A	N/A	0.00051300
GALLOWAY 1-14B2	UT	DUCHESNE	0.03797830	0.03278943	N/A	N/A
GOODRICH 2-2B3	UT	DUCHESNE	N/A	N/A	N/A	0.00255051
GOODRICH ENTERPRISE 1-2	UT	DUCHESNE	N/A	N/A	N/A	0.00255040
GRIFFITH 1-33B4	UT	DUCHESNE	N/A	N/A	N/A	0.00327700
HAMBLIN 2-26A2	UT	DUCHESNE	N/A	N/A	N/A	0.00048200
HANSEN 1-16B3	UT	DUCHESNE	N/A	N/A	N/A	0.00119610
HANSEN 1-23B3	UT	DUCHESNE	N/A	N/A	N/A	0.00102539
HANSEN 1-24 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00128170
HANSON 2-9 B3-R	UT	DUCHESNE	N/A	N/A	N/A	0.00093990

4

HANSON TRUST 1-5 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00102630
HANSON TRUST 2-5 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00102600
HORROCKS 2-5B1E	UT	DUCHESNE	N/A	N/A	N/A	0.00034380
HUNT 1-21 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00182290
HUNT 2-21B4	UT	DUCHESNE	N/A	N/A	N/A	0.00182290
IORG 2-10B3	UT	DUCHESNE	N/A	N/A	N/A	0.00064700
J. ROBERTSON 1-1-B1	UT	UINTAH	N/A	N/A	N/A	0.00175700
JENKINS 2-1 B3-R	UT	DUCHESNE	N/A	N/A	N/A	0.00145130
JENKINS 2-12 B3-R	UT	DUCHESNE	N/A	N/A	N/A	0.00134480
JENKINS UNIT 1-1 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00145140
JESSEN 1-17A4	UT	DUCHESNE	N/A	N/A	N/A	0.00253900
JESSEN 2-21 A 4	UT	DUCHESNE	N/A	N/A	N/A	0.00312500
JOHN 2-3B2	UT	DUCHESNE	N/A	N/A	N/A	0.00194500
JOHN 2-7B2	UT	DUCHESNE	N/A	N/A	N/A	0.00130700
LABRUM 2-23A2	UT	DUCHESNE	N/A	N/A	N/A	0.00154700
LAMB 2 16A2	UT	DUCHESNE	N/A	N/A	N/A	0.00067700
LAMICQ 1-20A2	UT	DUCHESNE	N/A	N/A	N/A	0.00407500
LAMICQ 2-20A2	UT	DUCHESNE	N/A	N/A	N/A	0.00407500
LAMICQ 2-5 B2	UT	DUCHESNE	N/A	N/A	N/A	0.00128660
LAMICQ 2-6B1	UT	DUCHESNE	N/A	N/A	N/A	0.00115800
LAMICQ ROBERTSON 1-1B2	UT	DUCHESNE	N/A	N/A	N/A	0.00144300
LAMICQ ROBERTSON 2-1B2	UT	DUCHESNE	N/A	N/A	N/A	0.00144300
LAMICQ URRUTY 3-17A2	UT	DUCHESNE	N/A	N/A	N/A	0.00174600
LAMICQ URRUTY 4-17A2	UT	DUCHESNE	N/A	N/A	N/A	0.00174600
LAMICQ URRUTY 4-5A2	UT	DUCHESNE	N/A	N/A	N/A	0.00141100
LANDY 1-30A1E	UT	UINTAH	N/A	N/A	N/A	0.00088780
LANDY 2-30A1E	UT	UINTAH	N/A	N/A	N/A	0.00088779
LAZY 2-11B3	UT	DUCHESNE	N/A	N/A	N/A	0.00064700
LINMAR 1-19B2	UT	DUCHESNE	N/A	N/A	N/A	0.00244730
LORANGER 2-24A2	UT	DUCHESNE	N/A	N/A	N/A	0.00025600
LORANGER 6-22A2	UT	DUCHESNE	N/A	N/A	N/A	0.00224300
MCFARLANE 1-4D6	UT	DUCHESNE	N/A	N/A	N/A	0.00045490
MECCA 2-8A2	UT	DUCHESNE	N/A	N/A	N/A	0.00248058
MECHAM, VIRGIL B 1-11A2	UT	DUCHESNE	N/A	N/A	N/A	0.00089700
MEEKS 3-8B3	UT	DUCHESNE	N/A	N/A	N/A	0.00093994
MILES 2-1B5	UT	DUCHESNE	N/A	N/A	N/A	0.00083660
MONSEN 2-22 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00113932
MONSEN 3-27A3	UT	DUCHESNE	N/A	N/A	N/A	0.00064940
MONSEN UNIT 1-21 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00034180

5

MURDOCK 2-34 B5-R	UT	DUCHESNE	N/A	N/A	N/A	0.00011040
MURRAY 3-2A2	UT	DUCHESNE	0.00362530	0.00362530	N/A	0.00091220
NELSON 1-31A1E	UT	UINTAH	N/A	N/A	N/A	0.00164520
OMAN 2-32A4	UT	DUCHESNE	N/A	N/A	N/A	0.00091130
OWL 3-17C5	UT	DUCHESNE	N/A	N/A	N/A	0.00051270
PEARSON 2-11B2	UT	DUCHESNE	N/A	N/A	N/A	0.00068400
POTTER 1-2 B5	UT	DUCHESNE	N/A	N/A	N/A	0.00062220
POTTER 2-6B4	UT	DUCHESNE	N/A	N/A	N/A	0.00047350
POWELL 2-33 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00137760
PRESCOTT 1-35Z1	UT	UINTAH	0.00535400	0.00533056	N/A	N/A
R LLOYD 1-24A1E	UT	UINTAH	N/A	N/A	N/A	0.00199160
REARY 2-17A3	UT	DUCHESNE	N/A	N/A	N/A	0.00050236
RHOADES MOON 1-35B5	UT	DUCHESNE	N/A	N/A	N/A	0.00029280
ROBB 2-29 B5-R	UT	DUCHESNE	N/A	N/A	N/A	0.00029910
ROBERTSON UTE ST 1-12B1	UT	UINTAH	N/A	N/A	N/A	0.00153800
RUDY UNIT 1-11 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00064700
RUST 3-4 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00217240
RUST UNIT 1-4 B3	UT	DUCHESNE	N/A	N/A	N/A	0.00217240
SAM H U MONGUS 1-15A1	UT	DUCHESNE	0.00054690	0.00054687	N/A	0.00010253
SAM HOUSTON 24-4	UT	UINTAH	N/A	N/A	0.00087500	N/A
SHRINERS 2-10C5	UT	DUCHESNE	1.47301900
SLB 1-35A1	UT	DUCHESNE	N/A	N/A	N/A	0.00023400
SMB UNIT 1-10A2	UT	DUCHESNE	N/A	N/A	N/A	0.00012800
SMITH 1-31 B5	UT	DUCHESNE	N/A	N/A	N/A	0.00068360
SMITH, ALBERT 1-8C5	UT	DUCHESNE	N/A	N/A	N/A	0.00068400
SQUIRES 3-8A2	UT	DUCHESNE	N/A	N/A	N/A	0.00248058
STATE 1-10A2	UT	DUCHESNE	N/A	N/A	N/A	0.00012800
STEVENSON 3-29A3	UT	DUCHESNE	N/A	N/A	N/A	0.00111080
SUNDANCE 4 15A2 (BOREN)	UT	DUCHESNE	N/A	N/A	N/A	0.00102500
SWYKES 2 21A2	UT	DUCHESNE	N/A	N/A	N/A	0.00243300
TAYLOR, MAUREL FEE 1-36A2	UT	DUCHESNE	N/A	N/A	N/A	0.00253500
TEW 1-1 B5	UT	DUCHESNE	N/A	N/A	N/A	0.00083650
TEW 1-15 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00083730
TODD 2-21A3	UT	DUCHESNE	N/A	N/A	N/A	0.00034179
UTE 1-29A1E	UT	UINTAH	N/A	N/A	N/A	0.00081680
UTE 1-30Z1	UT	DUCHESNE	0.00272550	0.00272550	N/A	N/A
UTE 3-12B3	UT	DUCHESNE	N/A	N/A	N/A	0.00134480
WADE COOK 2-14	UT	UINTAH	N/A	N/A	N/A	0.00040525
WALKER 1-14A1E	UT	UINTAH	N/A	N/A	N/A	0.00160630

6

WHITEHEAD 1-22 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00113930
WINKLER 2-28 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00068360
WINKLER, DUNCAN 1-28 A3	UT	DUCHESNE	N/A	N/A	N/A	0.00068360
WISSE 3-35A2	UT	DUCHESNE	N/A	N/A	N/A	0.00205078
YOUNG 2-15A3	UT	DUCHESNE	N/A	N/A	N/A	0.00083730
ANDERSON CANYON 10-29	WY	LINCOLN	0.00150000	0.00128250	N/A	N/A
ANDERSON CANYON 11-29	WY	LINCOLN	0.00150000	0.00128250	N/A	N/A
ANDERSON CANYON 20-29	WY	LINCOLN	N/A	N/A	0.00039375	N/A
ANDERSON CANYON 22-29	WY	LINCOLN
ANDERSON CANYON 41-29	WY	LINCOLN
ASH FIELD MINNELUSA UNIT	WY	-	0.02481135	0.04125000	N/A	N/A
HANSON FED 20-01	WY	SUBLETTE	0.00750000	0.00603750	N/A	N/A
KUEHNE RANCH UNIT SE	WY	CAMPBELL	0.00180640	0.00137730	0.00010830	N/A
KUEHNE RANCH UNIT SE	WY	CAMPBELL	0.00180640	0.00137730	0.00010830	N/A
LOST SOLDIER TR 9	WY	SWEETWATER	N/A	N/A	0.00010940	N/A
MAHONEY DOME UNIT	WY	CARBON	N/A	N/A	0.00068370	N/A
RENTUER 1-32	WY	CAMPBELL	N/A	0.12997440	N/A	N/A
RENTUER 1-32	WY	CAMPBELL	0.12997440	0.10694378	N/A	N/A
WOLF DRAW UNIT 41-24	WY	-	0.00010230	-	N/A	N/A

7

SCHEDULE D

Croff

Financial Statements

December 31, 2005                                                            Audited

September 30, 2006                                                           Unaudited

CROFF ENTERPRISES, INC.

FINANCIAL STATEMENTS

December 31, 2004 and 2005

With

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

CROFF ENTERPRISES, INC.

INDEX TO FINANCIAL STATEMENTS, SCHEDULES
AND SUPPLEMENTAL INFORMATION

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Croff Enterprises, Inc.

We have audited the balance sheets of Croff Enterprises, Inc. at December 31, 2004 and 2005, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Croff Enterprises, Inc. as of December 31, 2004 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Denver, Colorado
March 17, 2006

CAUSEY DEMGEN & MOORE INC.

CROFF ENTERPRISES, INC.

BALANCE SHEETS

December 31, 2004 and 2005

	2004	2005
Assets:
Current Assets:
Cash and cash equivalents	$257,667	$902,257
Accounts receivable	$109,691	$157,959

	$367,358	$1,060,216

Oil and natural gas properties, at cost, successful efforts method:
Proved Properties	$952,571	$1,016,442
Unproved Properties	$266,548	$266,174

	$1,219,119	$1,282,616
Accumulated depletion and depreciation	$(497,924)	$(535,330)

	$721,195	$747,286

Total Assets:	$1,088,553	$1,807,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilites:
Accounts payable	$28,410	$37,945
Farmout agreement liability	$--	$300,621
Current portion of ARO liability	$--	$23,000
Accrued liabilities	$8,705	$72,788

	$37,115	$434,354

Long-term portion of ARO liabilities	$--	$58,828

Stockholders' equity:
Class A Preferred stock, no par value
5,000,000 shares authorized, none issued	$--	$--
Class B Preferred stock, no par value
1,000,000 shares authorized, 540,659 shares issued and outstanding	$772,929	$1,089,233
Common stock, $.10 par value
20,000,000 shares authorized, 622,143 and 620,643 shares
issued and outstanding at December 31, 2004 and 2005, respectively	$62,214	$62,064
Capital in excess of par value	$157,927	$155,715
Treasury stock, at cost, 53,243 and 69,399
shares issued and outstanding at December 31, 2004 and 2005, respectively	$(83,151)	$(107,794)
Retained earnings	$141,519	$115,102

	$1,051,438	$1,314,320

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,088,553	$1,807,502

See accompanying notes to financial statements.

CROFF ENTERPRISES, INC.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2003, 2004 and 2005

	2003	2004	2005
Revenues
Oil and natural gas sales	$437,586	$615,731	$934,525
Loss on natural gas "put" contracts	$(45,022)	$(7,599)	$--
Gain (loss) on sale of marketable equity securities	$19,450	$(38,166)	$--
Gain on sale of equipment	$--	$--	$14,173
Interest income	$--	$--	$12,057
Other income	$3,912	$6,196	$7,330

	$415,926	$576,162	$968,085

Expenses
Lease operating expense including production taxes	$130,793	$192,187	$272,129
Proposed drilling program	$13,780	30,825	$52,638
General and administrative	$102,244	$112,157	$165,212
Overhead expense, related party	$30,000	$48,000	$50,554
Accretion expense	$--	$--	$10,187
Depletion and depreciation	$35,000	$42,000	$45,000

	$311,817	$425,169	$595,720

Pretax income	$104,109	$150,993	$372,365
Provision for income taxes:	$10,000	$8,877	$82,478

Net income	$94,109	$142,116	$289,887

Net income applicable to preferred B shares	$88,385	$213,634	$316,304

Net income (loss) applicable to common shares	$5,724	$(71,518)	$(26,417)

Basic and diluted net income (loss) per common share	$0.01	$(0.13)	$(0.05)

See accompanying notes to the financial statements.

CROFF ENTERPRISES, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2003, 2004 and 2005
	Preferred B stock		Common stock		Capital in Excess of	Treasury	Accumulated other Comprehensive	Retained earnings
	Shares	Amount	Shares	Amount	Par Value	stock	loss	(deficit)

Balance at December 31, 2002	540,659	$470,910	629,143	$ 62,914	$456,246	$ (83,151)	$ (65,205)	$ (94,706)
Net unrealized gain on marketable equity securities	-	-	-	-	-	-	23,995	-
Net income for the year ended December 31, 2003	-	-	-	-	-	-	-	94,109
Common stock issued for services	-	-	1,000	100	900	-	-	-
Cancellation of treasury stock	-	-	(10,000)	(1,000)	1,000	-	-	-
Preferred Stock reallocation	-	88,385	-	-	(88,385)	-	-	-

Balance at December 31, 2003	540,659	559,295	620,143	62,014	369,761	(83,151)	(41,210)	(597)
Realization of net loss on marketable equity securities	-	-	-	-	-	-	41,210	-
Net income for the year ended December 31, 2004	-	-	-	-	-	-	-	142,116
Common stock issued for services	-	-	2,000	200	1,800	-	-	-
Preferred Stock reallocation	-	213,634	-	-	(213,634)	-	-	-

Balance at December 31, 2004	540,659	772,929	622,143	62,214	157,927	(83,151)	-	141,519
Net income for the year ended December 31, 2005	-	-	-	-	-	-	-	289,887
Cancellation of treasury stock	-	-	(1,500)	(150)	(2,212)	-	-	-
Purchase of treasury stock	-	-	-	-	-	(24,643)	-	-
Preferred Stock reallocation	-	316,304	-	-	-	-	-	(316,304)

Balance at December 31, 2005	540,659	$1,089,233	620,643	$62,064	$155,715	$(107,794))	-	$115,102

See accompanying notes to financial statements.

CROFF ENTERPRISES, INC.

STATEMENT OF CASH FLOWS

For the years ended December 31, 2003, 2004 and 2005

	2003	2004	2005
Cash flows from operating activities:
Net income	$94,109	$142,116	$289,887
Adjustments to reconcile net income to net cash provided by operating activies:
Depletion, depreciation and accretion	35,000	42,000	55,187
Loss on abandonment	--	--	56,089
Gain on sale of equipment	--	--	(14,173)
Realized loss (gain) on marketable equity securities	(19,450)	38,166	--
Loss on natural gas "put" contracts	45,022	7,599	--
Other items, net	1,000	2,000	--
Changes in operating assets and liabilities:
Accounts receivable	(31,583)	(29,160)	(48,268)
Accrued interest on notes receivable	600	--	--
Accounts payable	5,902	7,027	9,535
Accrued liabilities	9,403	(2,021)	64,082

Net cash provided by operating activities	$140,003	$207,727	$412,339

Cash flows from investing activities:
Purchase of natural gas "put" contracts	(58,041)	--	--
Proceeds from natural gas "put" contracts	5,359	61	--
Purchase of investments	(77,429)	--	--
Proceeds from sale of investments	56,515	128,943	--
Proceeds from sale of equipment	--	--	48,500
Payments from notes receivable	9,318	--	--
Net participation fees received	--	77,500	--
Purchase of treasury stock	--	--	(24,643)
Acquisition of oil and gas properties and improvements	(247,708)	(311,054)	(92,228)

Net cash used in investing activities	$(311,986)	$(104,550)	$(68,371)

Cash flows from financing activities
Proceeds from farmout agreement	--	--	450,000
Costs incurred for the benefit of farmout agreement	--	--	(149,378)
Payments on notes receivable from directors	10,000	--	--

Net cash provided by financing activities	$10,000	$--	$300,622

Net increase (decrease) in cash and cash equivalents	(161,983)	103,177	644,590
Cash and cash equivalents at beginning of year	316,473	154,490	257,667

Cash and cash equivalents at end of year	$154,490	$257,667	$902,257

Supplemental disclosure of non-cash investing and financing activities:

During the year ended December 31, 2003, the Company had unrealized gains (losses) on available for sale securities in the amount of $23,995.

During the years ended December 31, 2003, and 2004, the Company issued 1,000 and 2,000 shares of its common stock to a Director for services rendered valued at $1,000 and $2,000 respectively. During the year ended December 31, 2005, the Company purchased 1,500 shares of its common stock for $2,362 and the shares were cancelled.

See accompanying notes to financial statements.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

1. ORGANIZATIONS AND NATURE OF BUSINESS

Croff Enterprises, Inc. ("Croff" or the "Company") is an independent energy company engaged in the business of oil and natural gas production, primarily through ownership of perpetual mineral interests and acquisition of producing oil and natural gas leases. The Company's principal activity is oil and natural gas production from non-operated properties. The Company's business strategy is focused on targeting opportunities that are of lower risk with the potential for stable cash flow and long asset life while seeking to keep operating costs low. The Company acquires and owns producing and non-producing leases and perpetual mineral interests in Alabama, Colorado, Michigan, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, and Wyoming. Over the past eleven years, the Company's primary source of revenue has been oil and natural gas production from leases and producing mineral interests. Other companies operate almost all of the wells from which the Company receives revenues and the Company has no control over the factors which determine royalty or working interest revenues, such as markets, prices and rates of production. The Company presently participates as a working interest owner in 33 single wells and in 10 units of multiple wells. The Company holds small royalty interests in approximately 212 wells.

The Company was incorporated in Utah in 1907 as Croff Mining Company. The Company changed its name to Croff Oil Company in 1952, and in 1996 changed its name to Croff Enterprises, Inc. The Company continues to operate its oil and natural gas properties as Croff Oil Company.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Producing activities

The Company follows the "successful efforts" method of accounting for its oil and gas properties. Under this method, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well has proven reserves. If an exploratory well does not result in reserves, the capitalized costs of drilling the well, net of any salvage, are charged to expense. The costs of development wells are capitalized, whether the well is productive or nonproductive.

The Company re-entered the Helen Gips #1 well in Dewitt County, Texas, and re-completed the wellbore to the Wilcox formation during 2004. Under the successful efforts method of accounting, the Company has capitalized $65,213 as of December 31, 2004, for costs incurred on this unevaluated exploratory well. The capitalized costs associated with this unevaluated exploratory well have been excluded from depletion and depreciation during 2004. In 2005, the Helen Gips #1 was deemed noncommercial and was plugged and abandoned, and $52,638 of the capitalized costs was expensed to drilling operations for the year ended December 31, 2005. The amount to be recovered from the tubing of $13,000 remains capitalized at December 31, 2005.

In 2005, the Company purchased a 25% working interest in a lease on which there is an existing re-entry well and a producing well, (A.C. Wiggins). The A.C. Wiggins well was refraced in 2005 and is currently producing gas.

The Company was informed that Tempest Energy Resources, pursuant to its 2004 Participation Agreement, declined to participate in the re-entry program in Dewitt County, Texas. Although the Company abandoned most of these leases, it did renew several leases for a farmout agreement for the re-entry of the Dixel Gips well, in December 2005. The Company provided the leases, the re-entry wellbore, geological, engineering and other wellsite improvements for a 20% working interest, carried through completion. Under the Farmout Agreement, the Farmees pay for drilling and completion and all parties, including the Company, pay for production and equipment. The Dixel Gips well was completed in the first quarter of 2006. It has not been determined if it is a commercial well.

Maintenance and repairs are charged to expense; improvements of property are capitalized and depreciated as described below.

Lease bonuses

The Company defers bonuses received from leasing minerals in which unrecovered costs remain by recording the bonuses as a reduction of the unrecovered costs. Bonuses received from leasing mineral interests previously fully expensed are taken into income. For federal income tax purposes, lease bonuses are regarded as advance royalties (ordinary income). The Company received lease bonuses totaling $1,101, $3,743 and $2,415, for the years ended December 31, 2003, 2004, and 2005, respectively, which were included in other income.

Depreciation, depletion, and accretion

The Company provides for depreciation and depletion of its investment in producing oil and gas properties on the unit-of-production method, based upon estimates of recoverable oil and gas reserves from the property.

The Company has established a working interest reserve relating to the Asset Retirement Obligation ("ARO") for the four wells that the Company operates. The reserve, based on the estimates of management, complies with the Financial Standards Board Rule 143 (FAS 143). The accretion of $10,187 for the year ended December 31, 2005 represents an increase in the ARO liability based on the discounted cash flow of the future retirement costs.

Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment." This revised standard addresses the accounting for share- based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with APB 25. Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the statements of operations. SFAS 123R became effective for all interim or annual periods beginning after June 15, 2005. SFAS 123R is not expected to have a material impact on the Company's financial condition or results of operations as the Company currently does not receive employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29". This standard requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. The Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company has not entered into these types of nonmonetary asset exchanges during the last five years. Accordingly, the adoption of this pronouncement is not expected to have a material impact on the Company's financial condition or results of operations.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

In May 2005 the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS No. 154 replaces APB Opinion ("APB") No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 will apply to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS No. 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial condition).

Revenue recognition

Oil and gas revenues are accounted for using the sales method. Under this method, revenue is recognized based on the cash received rather than the Company's proportionate share of the oil and gas produced. Oil and gas imbalances and related value at December 31, 2003, 2004 and 2005 were insignificant.

Risks and uncertainties

Historically, oil and gas prices have experienced significant fluctuations and have been particularly volatile in recent years. Price fluctuations can result from variations in weather, levels of regional or national production and demand, availability of transportation capacity to other regions of the country and various other factors. Increases or decreases in prices received could have a significant impact on future results.

Comprehensive Income

The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to the owners of the Company. The components of other comprehensive income net of the related tax effects for the twelve months ended December 31, 2003 totaled $23,995, and was related to net unrealized gains (losses) on the Company's marketable equity securities, which were available for sale. The Company liquidated its marketable equity securities and recognized a net realized loss of $38,166 for the year ended December 31, 2004.

Fair value of financial instruments

The carrying amounts of financial instruments including cash and cash equivalents, marketable equity securities, accounts receivable, notes receivable, accounts payable and accrued liabilities approximate fair value as of December 31, 2004 and 2005.

Concentrations of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, cash equivalents and accounts receivable. The Company places its cash with high quality financial institutions. At times during the year, the balance at any one financial institution may exceed FDIC limits.

Derivative instruments and hedging activities

On March 21, 2003, the Company purchased a series of put contracts for 10,000 MMBTU's per month of natural gas beginning in June 2003 and ending May 2004 at the strike price of $4.75. The Company paid $58,044 for these twelve contracts. The Company realized a loss during 2003 and 2004 of $45,022 and $7,599, respectively, related to its purchase of these natural gas "put" contracts. During the years ended December 31, 2005 and 2004, the Company did not enter into commodity derivative contracts or fixed-price physical contracts to manage its exposure to oil and gas price volatility.

Stock options and warrants

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123R "Share-Based Payment" related to its stock options and warrants. Since December 2001, the Company has had no outstanding stock options or warrants.

Cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Marketable equity securities

The Company has designated its marketable equity securities as "securities available for sale" pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. The net unrealized gains (losses) related to these securities before taxes for December 31, 2003, 2004, and 2005 was $23,995, $0, and $0 respectively and is reflected as accumulated other comprehensive loss. During 2003, 2004 and 2005, a portion of the available-for-sale securities were sold for $56,515, $128,943, and $0 respectively, resulting in a net gain (loss) before taxes of $19,450, $(38,166), $0 respectively, based upon historical cost.

Accounts receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become un-collectible, they will be charged to operations when that determination is made.

Income taxes

The provision for income taxes is based on earnings reported in the financial statements. Deferred income taxes are provided using a liability approach based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

Net income per common share

In accordance with the provisions of SFAS No. 128, "Earnings per Share," basic income per common share amounts were computed by dividing net income after deduction of the net income attributable to the preferred B shares by the weighted average number of common shares outstanding during the period. Diluted income per common share assumes the conversion of all securities that are exercisable or convertible into either preferred B or common shares that would dilute the basic earnings per common share during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.RELATED PARTY TRANSACTIONS

The Company retains the services of a law firm in which a partner of the firm is a director of the Company. Legal fees paid to this firm for the years ended December 31, 2003, 2004 and 2005 amounted to $2,256, $2,410 and $16,920, respectively.

The Company currently has an office sharing arrangement with Jenex Petroleum Corporation, hereafter "Jenex", which is owned by the Company's President. The Company is not a party to any lease, but paid Jenex for office space and all office services, including rent, phone, office supplies, secretarial, land, and accounting. The Company's expenses for these services were $30,000, $48,000, and $50,554 for the years ended 2003, 2004 and 2005, respectively. Although these transactions were not a result of "arms length" negotiations, the Company's Board of Directors believes the transactions are reasonable.

The Company has working interests in five Oklahoma natural gas wells, which are operated by Jenex, a company solely owed by Gerald Jensen, the Company's President. As part of the 1998 purchase agreement, Jenex agreed to rebate to the Company $150 of operating fees per well, each month, which now totals $750 per month, as long as Jenex operated the wells and the Company's retained its interest. During the years ending December 31, 2003, 2004 and 2005, $9,000, $9,000, and $9,000 respectively, have been offset against lease operating expense, in this manner. Total trade accounts receivable from Jenex as of December 31, 2004, and 2005, totaled $21,750 and $35,307, respectively.

The Company compensated, a member of its Board of Directors, 1,000 and 2,000 shares of common stock during 2003 and 2004, respectively, for consulting services rendered in connection with the Company's Yorktown Re-entry Program in south Texas. The common shares were valued at $1.00 per share

In 2005, the Preferred B Shareholders received a tender offer from Jensen Development Company and C.S. Finance L.L.C., companies wholly owned by Gerald L. Jensen, President and Chairman of the Company. This tender offer is fully described in Footnote 4 below, and incorporated herein by reference.

4.PREFERRED B STOCK TENDER OFFER

In April, 2005, the Company's Board of Directors reviewed the Company's strategic alternatives, including the possible sale or merger of all or part of the Company. The two objectives were to increase shareholder value and to provide liquidity to the shareholders. The Board of Directors formed a non-management committee to review the objectives, and any opportunities related to these objectives. The Preferred B shareholders of the Company received a tender offer from C.S. Finance L.L.C. and Jensen Development Company, "Offerors," two companies wholly owned by Gerald L. Jensen, to purchase all of the outstanding shares of Preferred B stock at $3 per share.

The Offerors Preferred B tender offer was filed with the SEC in June 2005. The Company filed a Form 14D9 with the SEC outlining the position of the non-management committee of the Board of Directors which was neutral as to the tender offer, and advised shareholders to consider the offer based on each individual's situation. The results of the tender offer were reported to the SEC in September 2005. There were 75,050 shares tendered and accepted prior to the expiration of the tender offer, or 13.9% of the Preferred B stock, at a cost of $225,150.

During the tender offer, two Directors tendered all of their shares of Preferred B stock. After the tender offer, a Director sold the majority of his Preferred B shares for a note due in 2006; retaining 8,000 Preferred B shares. Also after the tender offer, a Director, who had tendered one third of his shares, sold the balance of his Preferred B shares for notes payable during 2006 and 2007. These subsequent purchases at $3 per share by C.S. Finance L.L.C. totaled another 33,418 Preferred B shares, of which 29,365 Preferred B shares were purchased from the two Directors. To date, the number of Preferred B shares collectively owned by Gerald L. Jensen, C.S. Finance L.L.C., and Jensen Development Company total 361,659, or 66.9% of the Preferred B shares. The holders of approximately 94,394 Preferred B shares were unable to be located during the tender offer.

5.STOCKHOLDERS' EQUITY

During 2001, the Board determined that the cash of the Company, which had been building during a period of high oil prices, should be formally allocated between the common stock and the Preferred B stock. The Board decided to allocate $250,000 cash to the common stock and the balance of cash remaining with the Preferred B stock. The Board then determined that future oil and gas cash flow from the Preferred B assets would be accumulated for Preferred B shareholders. The Company established separate investment accounts for the Preferred B and common stock investments.

During the year ended December 31, 2005, the Company purchased 1,500 shares of its common stock for $2,362 and the shares were cancelled. In December 2005, the Company purchased on the Over-The-Counter-Bulletin-Board ("OTCBB") 16,156 shares of its common stock for $24,643 which was included in Treasury stock at December 31, 2005. The Company has not repurchased any additional shares of its common stock since December 2005.

The Company has no outstanding stock options, warrants or rights as of December 31, 2004 or 2005.

The Class A Preferred stock was authorized for possible future capitalization and funding purposes of the Company and has not yet been designated as voting or non-voting. Presently, there are no plans or intentions to issue these shares.

In 1996, the Company created a class of Preferred B stock to which the perpetual mineral interests and other oil and gas assets were pledged. Thus, the Preferred B stock represents the current oil and gas assets of the Company, along with all Preferred B checking and savings accounts and receivables owed to these accounts. The common stock represents the 2004 Yorktown Re-entry Program and all of the oil and natural gas assets in Dewitt County, Texas, along with all common stock checking and savings accounts and receivables owed to these accounts. Each common shareholder received an equal number of Preferred B shares, one for one, at the time of this restructuring of the capital of the Company. The Class B Preferred stock has no par value and limited voting privileges. The Class B Preferred stockholders are entitled exclusively to all dividends, distributions, and other income, which are based directly or indirectly on the Preferred B oil and natural gas assets. In addition, in the event of liquidation, distribution or sale of the Company, the Class B Preferred stockholders have an exclusive preference to the net asset value of the natural gas and oil assets over all other classes of common and preferred stockholders.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

6. INCOME TAXES

The provisions for income taxes from operations consist of the following:
	2003	2004	2005

Federal tax expense	$10,000	$8,877	$72,474
State tax expense	$--	$--	$10,004

	$10,000	$8,877	$82,478

A reconciliation of the Company's effective income tax rate and the United States statutory rate is as follows:
	2003	2004	2005

United States statutory rate	34.00%	34.00%	34.00%
State income taxes, net of Federal income tax benefit	2.55	2.55	2.55
Reduction by valuation allowance (used NOL)	(2.55)	(2.55)	--
Book to tax differences	(24.94)	(28.12)	(14.40)
	9.06%	5.88%	22.15%

At December 31, 2005, the Company had capital loss carry-forwards of approximately $31,000.

7. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share information is based on the weighted average number of shares of common stock outstanding during each year, approximately 566,090, 568,401 and 568,027 shares in 2003, 2004 and 2005 respectively.

8. MAJOR CUSTOMERS

Customers which accounted for over 10% of oil and natural gas revenues were as follows for the years ended December 31, 2003, 2004 and 2005:

	2003	2004	2005

Jenex Petroleum Corp., a related party	23%	18.1%	25.8%
Merit Energy	*	14.4%	20.1%
Sunoco, Inc.	*	11.9%	12.4%
* less than 10%

Management believes that the loss of any individual purchaser would not have a long-term material adverse impact on the financial position or results of operations of the Company.

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES - UNAUDITED

In November, 1982, the Financial Accounting Standards Board issued and the SEC adopted Statement of Financial Accounting Standards No. 69 (SFAS 69) "Disclosures about Oil and Gas Producing Activities". SFAS 69 requires that certain disclosures be made as supplementary information by oil and gas producers whose financial statements are filed with the SEC. The Company bases these disclosures upon estimates of proved reserves and related valuations. Independent petroleum engineering firms compiled oil and gas reserve and future revenues as of December 31, 2003, 2004 and 2005 for the Company's most significant wells, and consolidated estimates for the balance of the wells.

The standardized measure of discounted future net cash flows relating to proved reserves as computed under SFAS 69 guidelines may not necessarily represent the fair value of the Company's oil and gas properties in the market place. Other factors, such as changing prices and costs and the likelihood of future recoveries differing from current estimates, may have significant effects upon the amount of recoverable reserves and their present value.

The standardized measure does not include any "probable" and "possible" reserves, which may exist and may become available through additional drilling activity.

The standardized measure of discounted future net cash flows is developed as follows:

  1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.
  2. The estimated future production of proved reserves is priced on the basis of year-end prices except that future prices of gas are increased for fixed and determinable escalation provisions in contracts (if any).
  3. The resulting future gross revenue streams are reduced by estimated future costs to develop and produce the proved reserves, based on year-end cost and timing estimates.
  4. A provision is made for income taxes based upon year-end statutory rates. Consideration is made for the tax basis of the property and permanent differences and tax credits relating to proved reserves. The tax computation is based upon future net cash inflow of oil and gas production and does not contemplate a tax effect for interest income and expense or general and administrative costs.

  5. The resulting future net revenue streams are reduced to present value amounts by applying a 10% discount factor.

  CROFF ENTERPRISES, INC.

  SUPPLEMENTAL INFORMATION - DISCLOSURES
  ABOUT OIL AND GAS PRODUCING ACTIVITIES UNAUDITED

  Changes in the standardized measure of discounted future net cash flows are calculated as follows:

  1. Acquisition of proved reserves is based upon the standardized measure at the acquisition date before giving effect to related income taxes.
  2. Sales and transfers of oil and gas produced, net of production costs, are based upon actual sales of products, less associated lifting costs during the period.
  3. Net changes in price and production costs are based upon changes in prices at the beginning and end of the period and beginning quantities.
  4. Extensions and discoveries are calculated based upon the standardized measure before giving effect to income taxes.
  5. Purchase of reserves are calculations based on increases from the Company's acquisition activities.
  6. Revisions of previous quantity estimates are based upon quantity changes and end of period prices.
  7. The accretion of discount represents the anticipated amortization of the beginning of the period discounted future net cash flows.
  8. Net change in income taxes primarily represents the tax effect related to all other changes described above and tax rate changes during the period.
  All of the Company's oil and gas producing activities are in the United States.

OIL AND GAS PRICES

During the year ended December 31, 2005, crude oil and natural gas prices remained highly volatile. The average sale price of oil per barrel in 2005 for the Company was $51.02, compared to $38.81 in 2004. The average sale price of natural gas per Mcf in 2005 for the Company was $5.93 per Mcf, compared to $4.87 per Mcf in 2004. The ultimate amount and duration of oil and gas price fluctuations and their effect on the recoverability of the carrying value of oil and gas properties and future operations is not determinable by management at this time.

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES – UNAUDITED

RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

The results of operations for oil and gas producing activities, excluding capital expenditures, impairment charges, corporate overhead and interest expense, are as follows for the years ended December 31, 2003, 2004 and 2005:

	2003	2004	2005
Revenues:
Oil and natural gas sales	$437,586	$615,731	$934,525
Loss on natural gas "put" contracts	(45,022)	(7,599)	--

	$392,564	$608,132	$934,525

Lease operating costs	100,563	148,844	257,813
Production taxes	30,230	43,343	66,954
Depletion, depreciation and accretion	35,000	42,000	55,187
Income tax expense	10,000	8,877	82,478

	$175,793	$243,064	$462,432

Results of operations from producing activities (excluding capital expenditures, impairment charges corporate overhead, and interest expense)	$216,771	$365,068	$472,093

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES – UNAUDITED

	2003	2004	2005
Future cash inflows	$4,655,000	$4,829,000	$7,618,000
Future production and development costs	(2,134,000)	(2,259,000)	(2,790,000)

	2,521,000	2,570,000	4,828,000
Future income tax expense	(444,000)	(450,000)	(966,000)

Future undiscounted net cash flows	2,077,000	2,120,000	3,862,000
10% annual discount for estimated timing of cash flows	(820,000)	(477,000)	(1,023,000)

Standardized measure of discounted future net cash flows	$1,257,000	$1,643,000	$2,839,000

The following are the principal sources of change in the standardized measure of discounted future net cash flows:

Beginning balance	$1,019,000	$1,257,000	$1,643,000

Evaluation of proved undeveloped reserves, net of future production and development costs	(9,000)	--	--
Purchase of proved reserves	450,000	7,000	43,000
Sales and transfer of oil and gas produced, net of production costs	(307,000)	(405,000)	(607,000)
Net increase (decrease) in prices and costs	385,000	1,022,000	2,207,000
Extensions and discoveries	--	--	60,000
Revisions of previous quantity estimates	58,000	(106,000)	522,500
Accretion of discount	(169,000)	(55,000)	(649,500)
Net change in income taxes	(170,000)	(77,000)	(380,000)
Other	--	--	--

Ending balance	$1,257,000	$1,643,000	$2,839,000

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES – UNAUDITED

PROVED OIL AND GAS RESERVE QUANTITIES

(All within the United States)

	Oil Reserves (Bbls)	Gas Reserves (mcf)

Balance at December 31, 2002	63,331	457,520

Revisions of previous estimates	(5,601)	35,359
Extensions, discoveries and other additions	34,036	91,496
Production	(7,656)	(52,998)

Balance at December 31, 2003	84,110	531,377

Revisions of previous estimates	4,119	(66,834)
Extensions, discoveries and other additions	250	2,500
Production	(8,011)	(59,959)

Balance at December 31, 2004	80,468	407,084

Revisions of previous estimates	5,434	32,837
Extensions, discoveries and other additions	(576)	5,293
Production	(7,630)	(59,403)

Balance at December 31, 2005	77,696	385,811

Proved developed reserves
December 31, 2003	75,904	477,267
December 31, 2004	72,262	352,974
December 31, 2005	77,696	385,811

Costs incurred in oil and gas producing activities for the years ended December 31, 2003, 2004, and 2005 are as follows:

	2003	2004	2005

Property acquisition, exploration and development costs capitalized	$247,708	$311,054	$92,228
Impairment of property	--	--	52,638
Production costs	130,793	192,187	272,129
Depletion, depreciation, and accretion	35,000	42,000	55,187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

x	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly and nine month Period Ended September 30, 2006

OR

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From              to

Commission File Number: 000-16731

CROFF ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Utah	87-0233535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3773 Cherry Creek Drive North, Suite 1025	80209
Denver, Colorado	(Zip Code)
(Address of principal executive office)	(303)-383-1555

Securities registered pursuant to Section 12(b) of the Act:	Name of each exchange on which registered:
Common - $0.10 Par Value	None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒    Yes  ☐    No

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

There were 551,244 shares of common stock outstanding on October 31, 2006, exclusive of 69,399 common shares held as treasury stock.

CROFF ENTERPRISES, INC.

FORM 10-Q

For the Quarter and Nine Months ended Ended September 30, 2006 (UNAUDITED)

Forward-Looking Statements

Certain information included in this report, other materials filed or to be filed by the Company with the Securities and Exchange Commission ("SEC"), as well as information included in oral statements or other written statements made or to be made by the Company contain or incorporate by reference certain forward looking statements (other than statements of historical or present fact) within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

All statements, other than statements of historical or present facts, that address activities, events, outcomes or developments that the Company plans, expects, believes, assumes, budgets, predicts, forecasts, estimates, projects, intends or anticipates (and other similar expressions) will or may occur in the future are forward looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the cautionary statements in this Form 10-Q and the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Such forward-looking statements appear in a number of places and include statements with respect to, among other things, such matters as: future capital, development and exploration expenditures (including the amount and nature thereof), drilling, deepening or refracing of wells, oil and natural gas reserve estimates (including estimates of future net revenues associated with such reserves and the present value of such future net revenues), estimates of future production of oil and natural gas, business strategies, expansion and growth of the Company's operations, cash flow and anticipated liquidity, prospects and development and property acquisitions, obtaining financial or industry partners for prospect or program development, or marketing of oil and natural gas. We caution you that these forward-looking statements are subject to risks and uncertainties.

1

These risks include but are not limited to: general economic conditions, the Company's ability to finance acquisitions and drilling, the market price of oil and natural gas, the risks associated with exploration, the Company's ability to find, acquire, market, develop and produce new properties, operating hazards attendant to the oil and natural gas business, uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures, the strength and financial resources of the Company's competitors, the Company's ability to find and retain skilled personnel, climatic conditions, labor relations, availability and cost of material and equipment, environmental risks, the results of financing efforts, regulatory developments and the other risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of that data by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, these revisions could change the schedule of any further production and/or development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described above or elsewhere in this Form 10-Q or presented in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Part I. Unaudited Financial Information

ITEM 1. Unaudited Financial Statements

The financial statements included herein have been prepared in conformity with generally accepted accounting principles. The statements are unaudited but reflect all adjustments, which, in the opinion of management, are necessary to fairly present the Company's financial position and results of operations. All such adjustments are of a normal recurring nature.

2

CROFF ENTERPRISES, INC. BALANCE SHEETS (Unaudited)

	December 31, 2005	September 30, 2006
ASSETS:
Current Assets:
Cash and cash equivalents	$902,257	$1,018.560
Accounts receivable	157,959	131,855

	1,060,216	1,150,415

Oil and natural gas properties, at cost, successful efforts method:	1,282,616	1,294,500
Accumulated depletion and depreciation	(535,330)	(571,830)

	747,286	722,670

Total Assets:	$1,807,502	$1,873,085

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilites:
Accounts payable	$37,945	$87,886
Farmout agreement liability	300,621	--
Current portion of ARO liability	23,000	23,000
Accrued liabilities	72,788	93,375

	434,354	204,261

Long-term portion of ARO liability	58,828	$63,228

Stockholders' equity:
Class A Preferred stock, no par value
5,000,000 shares authorized, none issued	--	--
Class B Preferred stock, no par value
1,000,000 shares authorized, 540,659 shares issued and outstanding	1,089,233	1,296,682
Common stock, $.10 par value
20,000,000 shares authorized, 620,643 shares issued and outstanding	62,064	62,064
Capital in excess of par value	155,715	155,715
Treasury stock, at cost, 69,399
issued and outstanding in 2005 and 2006	(107,794)	(107,794)
Retained earnings	115,102	198,929

	1,314,320	1,605,596

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,807,502	$1,873,085

See accompanying notes to unaudited condensed financial statements.

3

CROFF ENTERPRISES, INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2006	2005	2006
Revenues:
Oil and natural gas sales	$247,288	$231,180	$627,274	$666,286
Interest income	--	24,657	--	38,536
Other income	7,059	--	25,669	--
Gain on Sale of Asset	--	112,543	--	112,543

	254,347	368,380	652,943	817,365

Expenses:
Lease operating expense including production taxes	46,253	73.394	209,016	196,552
General and administrative	35,327	36,346	105,105	135,172
Overhead expense, related party	11,674	19,020	36,371	43,464
Accretion expense	7,640	1,467	7,640	4,401
Depletion and depreciation	12,000	12,000	33,000	36,500

	112,894	142,227	410,132	416,089

Pretax income (loss)	141,453	226,153	242,811	401,276
Provision for income taxes:	29,690	72,000	45,540	110,000

Net income (loss)	$111,763	$154,153	$197,271	$291,276

Net income applicable to preferred B shares:	95,551	75,358	216,692	207,449

Net income (loss) applicable to common shares	$16,212	$78,795	$(19,421)	$83,827

Basic and diluted net income (loss) per common share	$0.03	$0.14	$(0.03)	$0.15

Weighted average common shares outstanding	567,400	551,244	567,400	551,244

* less than $0.01 per share

See accompanying notes to unaudited condensed financial statements.

4

CROFF ENTERPRISES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
For the year ended December 31, 2005 and the nine months ended September 30, 2006
(Unaudited)
	Preferred B stock		Common stock		Capital in Excess of	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Par Value	stock	Earnings

Balance at December 31, 2005	540,659	$1,089,233	620,643	$ 62,064	$155,715	$ (107,794)	$ 115,102
Net income for the nine months ended September 30, 2006	--	--	--	--	--	--	291,276
Preferred Stock reallocation	--	207,449	--	--	--	--	(207,449)

Balance at September 30, 2006	540,659	$1,296,682	620,643	$ 62,064	$ 155,715	$ (107,794)	$ 198,929

See accompanying notes to unaudited condensed financial statements.

5

CROFF ENTERPRISES, INC.

STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2005 and 2006

(Unaudited)

	2005	2006
Cash flows from operating activities:
Net income	$197,271	$291,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and accretion	40,640	40,901
Loss on Abandonment	56,089	--
Gain on sale of assets	(14,173)	(112,543)
Changes in operating assets and liabilities:
Accounts receivable	(44,892)	26,104
Accounts payable	2,607	49,941
Accrued liabilities	37,078	20,587

Net cash provided by operating activities	274,620	316,439

Cash flows from investing activities:
Proceeds from sale of assets	48,500	210,550
Acquisition of property leases and improvements	(57,194)	(110,065)

Net cash provided in investing activities	(8,694)	100,485

Cash flows from investment activities:
Costs incurred for the benefit of farmout agreement	--	(300,621)

Net cash (used) by financing activities	--	(300,621)

Net increase (decrease) in cash and cash equivalents	265,926	116,303
Cash and cash equivalents at beginning of period	257,667	902,257

Cash and cash equivalents at end of period	$523,593	$1,018,560

 Supplemental disclosure of non-cash investing and financing activities:

During the nine month period end September 30, 2005, the Company purchased 1,500 shares of its common stock for $2,362 now included in the treasury.

See accompanying notes to unaudited condensed financial statements.

6

CROFF ENTERPRISES, INC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Basis of Preparation

The condensed financial statements for the three and nine month periods ended September 30, 2005 and 2006 in this report have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission and reflect, in the opinion of the management, all adjustments necessary to present fairly the results of the operations of the interim periods presented herein. Certain information in footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although the Company believes the disclosures presented herein are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Fo rm 10-K for the year ended December 31, 2005, which report has been filed with the Securities and Exchange Commission. The Annual Report is available from the Company's website at www.croff.com, and online at the Securities and Exchange Commission website at www.sec.gov/edgar.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Croff Enterprises, Inc. ("Croff" or the "Company") was incorporated in Utah in 1907. Croff is an independent energy company engaged in the business of oil and natural gas exploration and production, primarily through the acquisition of producing oil and natural gas leases as well as the ownership of perpetual mineral interests. Other companies operate almost all of the wells from which Croff receives revenues and Croff has no control over the factors which determine royalty or working interest revenues, such as markets, prices and rates of production. Today, Croff participates as a working interest owner in approximately 40 wells or units of several wells. Croff holds small royalty interests in approximately 212 wells.

Croff's business strategy is focused on targeting opportunities that are of lower risk with the potential for stable cash flow and long asset life while seeking to keep operating costs low. The Company has no short-term or long-term debt outstanding. Over the last six years, the Company acquired an interest in three wells in Michigan, one well in Montana, six wells in Oklahoma and nine wells in Texas. In 2006 the Company has a small working interest in three wells being drilled in Wyoming and one being drilled in Utah. In 2004, the Company sold its Yorktown Re-entry Program to Tempest Energy Resources LP, retaining a 25% interest in the Area of Mutual Interest (AMI). The first re-entry well in this program was unsuccessful, and Tempest declined to participate in the balance of the acreage. In June, 2006, the Company reached an agreement to sell all of its assets in the Yorktown Program except a working interest in two wells. The sale was for approximately the Company's cost in the program. Since the Company had written off part of its costs in 2005, the sale resulted in a gain reported in the third quarter of 2006.

7

During the last 12 months, the Company has been involved in seeking strategic alternatives to its previous business. On April 8, 2005, the Company announced that it would seek such strategic alternatives to attempt to enhance shareholder value and liquidity. Beginning in June and completed in August 2005, shareholders received a tender offer for their Preferred B shares from private companies owned by the Company's President and Chairman. Following the tender offer, the President and his affiliated companies own approximately 67% of the outstanding Preferred B shares of the Company. The Company continues to engage in negotiations intended to create more value and liquidity for its shareholders, which may result in the change of control and business of the Company. There is no assurance these negotiations will be successful.

Critical Accounting Policies and Estimates

The Company's discussion and analysis of its financial condition and results of operation are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company analyzes its estimates, including those related to oil and natural gas revenues, oil and natural gas properties, marketable securities, income taxes and contingencies.

The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its financial statements and the uncertainties that it could impact results of operations, financial conditions and cash flows. The Company accounts for its oil and natural gas properties under the successful efforts method of accounting. Depletion, depreciation and amortization of oil and natural gas properties and the periodic assessments for impairment are based on underlying oil and natural gas reserve estimates and future cash flows using then current oil and natural gas prices combined with operating and capital development costs. There are numerous uncertaintie s inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures. Historically, oil and natural gas prices have experienced significant fluctuations and have been particularly volatile in recent years. Price fluctuations can result from variations in weather, levels of regional or national production and demand, availability of transportation capacity to other regions of the country and various other factors. Increases or decreases in oil and natural gas prices received could have a significant impact on future results.

8

Liquidity and Capital Resources

At September 30, 2006, the Company had assets of $1,873,085 and current assets totaled $1,150,415 compared to current liabilities of $204,261. The Company's current assets are the combinations of cash and cash equivalents and accounts receivable and the Company's current liabilities are a combination of accounts payable, asset recovery liability and accrued liabilities such as provision for income taxes. Working capital at September 30, 2006 totaled $946,154, an increase of 51% compared to $625,862 at December 31, 2005. The Company had a current ratio at September 30, 2006 of approximately 5:1. During the nine month period ended September 30, 2006, net cash provided by operations totaled $316,439, as compared to $274,620 for the same period in 2005. This increase was due to the gain on sale of the Panther Pipeline and the Edwards Dixel Gips lease in Dewitt County, Texas in 2006, and the write-off of a portion of the Dewitt County assets in 200 5. The cost basis for the Panther pipeline was $40,000 and the cost basis in the Edwards Dixel Gips lease was $102,459, for a total of $142,459. The proceeds from the sale were $255,000 yielding a gross gain for this transaction of $112,543. The Company had no short-term or long-term debt outstanding at September 30, 2006. In December, 2005, the Company purchased 16,156 shares of its common stock at a cost of $24,643, which is included in the treasury at September 30, 2006.

The Company's plans for ongoing development, acquisition and exploration expenditures, and possible equity repurchases in excess of the Company's operating cash flows will depend entirely on the Company's ability to secure acceptable financing, and reasonably priced opportunities. Bank borrowings may be utilized to finance the Company's 2006 capital budget. In addition, the Company will utilize its internal operating cash flows. Future cash flows are subject to a number of variables, including the level of production and oil and natural gas prices. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned levels of capital expenditures or that increased capital expenditures will not be undertaken.

The Company believes that borrowings from financial institutions, projected operating cash flows and the cash on hand will be sufficient to cover its working capital requirements for the next 12 months. In connection with consummating any significant acquisition or funding an exploratory or development drilling program, additional debt or equity financing will be required, which may or may not be available on terms that are acceptable to the Company.

While certain costs are affected by the general level of inflation, factors unique to the oil and natural gas industry result in independent price fluctuations. Over the past five years, significant fluctuations have occurred in oil and natural gas prices. Although it is particularly difficult to estimate future prices of oil and natural gas, price fluctuations have had, and will continue to have, a material effect on the Company. Overall, it is management's belief that inflation is generally favorable to the Company since it does not have significant operating expenses.

Results of Operations

Three months ended September 30, 2006 compared to Three months ended September 30, 2005.

The Company had net income for the third quarter of 2006 which totaled $154,153 compared to net income of $111,763 for the same period in 2005. This increase in income in 2006 was primarily due to the gain on the sale of the leases in Dewitt County, Texas.

9

Revenues for the third quarter of 2006 totaled $368,380, a significant increase from revenue in the third quarter of 2005 of $254,347 primarily because of the gain from the sale of the Edward Dixel Grips lease in Dewitt County. Oil and natural gas sales for the third quarter of 2006 totaled $231,180, a 6.5% decrease from $247,288 in the same period in 2005. A decrease in oil prices and natural gas prices were the factors causing this decrease in oil and natural gas sales compared to the same period in 2005. Interest income rose from $7,059, which was categorized under Other income in the third quarter of 2005 to $24,657, which is categorized under Interest income in the third quarter of 2006. The Interest income increased because there was an increase in deposits and from the settlement of the Parry v. Amoco Production case. The Interest income attributable to the bank deposits is $10,804 and the Interest income received from the settlement tot aled $13,853 yielding a combined total of $24,657.

For the third quarter of 2006, lease operating expenses, which include all production related taxes, totaled $73,394 compared to $42,253 incurred for the same period in 2005. In the third quarter of 2006, the Company participated in additional well workovers resulting in higher lease operating costs compared to the same period in 2005 in which the company had less workovers and remedial work. Estimated depreciation and depletion expense for the third quarter of 2006 were unchanged from the third quarter of 2005, at $12,000.

General and administrative expense, including overhead expense paid to a related party, for the third quarter of 2006, totaled $55,366 compared to $47,001 for the same period in 2005. The increase in the general and administrative expense and overhead is due to an increase in legal, accounting and annual report printing fees. Accretion expense for the Asset Retirement accrual was $7,640 in the third quarter of 2005 compared to $1,467 in the same period in 2006. The reason for this decrease is the Company established an accretion expense account in the third quarter of 2005, and accrued a higher amount to establish the reserve. The amount reflected in the third quarter of 2006 of $1,467 is the average quarterly amount of the accretion expense.

Provision for income taxes for the third quarter of 2006 totaled $72,000 compared to $29,690 from the same period in 2005. This increase is primarily attributable to an increase in net income for the quarter, which also results in a higher tax bracket.

Nine Months ended September 30, 2006 compared to the Nine months ended September 30, 2005.

Revenues for the nine months ended September 30, 2006, totaled $ 817,365, a 25% increase from the revenues of $652,943 at September 30, 2005. The increase is primarily due to the gain on the sale of the Edward Dixel Gips lease in Dewitt County, Texas. Revenue also increased from the settlement of the Parry v. Amoco Production case, in which the Company received disputed past natural gas revenue plus accrued interest. The amount of the settlement was $20,963 for the natural gas revenue and $13,852 for the interest that was due, yielding a combined total of $34,606. The Interest income for the nine months ending September 30, 2006 is attributable to bank deposits is $10,804, and Interest income received from the settlement totaled $13,853, yielding a combined total of $24,657. Other income in the nine months ending September 30, 2005 was $25,669, which includes sale of equipment, lease bonuses, and Interest income of $7,060.

Net income for the nine months ended September 30, 2006 totaled $291,276, and for September 30, 2005, totaled $197,271. This increase in net income was due to the gain on the sale of the Edward Dixel Gips lease in Dewitt County, Texas, and the settlement amount described in the previous paragraph. Other income in the quarter ending September 30, 2005 included Interest income which was listed separately in 2006. Lease bonuses were listed in Other income in 2005 and in oil & gas income in 2006.

10

Oil and gas sales for the nine months ended September 30, 2006, totaled $666,286 a 6% increase from the $627,274 for the same period in 2005. The increase in oil and gas sales in 2006 compared to 2005 is primarily attributed to a slightly larger number of producing assets in 2006.

Lease operation expense, which includes all production related taxes for the nine months ended September 30, 2006 totaled $196,552, a 6% decrease from $209,016 in 2005. Lease operating expenses decreased slightly because of the sale of leases which contributed to expenses in the third quarter of 2006. Depletion and depreciation expense for the nine months ended September 30, 2006 totaled $36,500 compared to $33,000 incurred in the nine months ending on September 30, 2005. This increase was due to the small increase in producing assets in 2006. Accretion expense for the Asset Retirement accrual was $7,640 in the third quarter of 2005 compared to $4,401 in the same period. This decrease occurred because in 2005 the Company established the asset retirement accruals and expensed the additional amount that needed to be expensed.

General and administrative expenses, including overhead expense paid to related party, for the nine months ended September 30, 2006 totaled $178,636 compared to $141,476 for the same period in 2005. The increase in general and administrative and overhead expenses is primarily attributed to the costs of the audit increasing, printing and other costs paid to related third parties, and the higher professional fees of the Company. Part of the increase in legal and accounting costs must be attributed to exploring strategic alternative proposals and in completing the due diligence related to the drafting and review of such proposals. The Company has also incurred additional costs during 2006 associated with compliance with the Sarbanes-Oxley Act of 2002.

Provision for income taxes for the nine months ending September 30, 2006 totaled $110,000 compared to $45,540 from the same period in 2005. This increase is due to expected higher income in 2006 which will cause the Company to reach a higher income tax bracket.

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS No. 154 replaces APB Opinion ("APB") No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changed the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 will apply to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in a ccounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS No. 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial condition).

11

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company's major market risk exposure is in crude oil and natural gas prices. Realized pricing is primarily driven by the prevailing domestic price for oil and natural gas. Historically, prices received for oil and natural gas production have been volatile and unpredictable. Pricing volatility is expected to continue. Natural gas price realizations for the Nine months ended September 30, 2006, ranged from a monthly low of approximately $5.00 per Mcf to a monthly high of approximately $12 per Mcf. Oil prices ranged from a monthly low of approximately $45 per barrel to a monthly high of approximately $70 per barrel. A decline in prices of oil or natural gas could have a material adverse effect on the Company's financial condition and results of operations. For the nine months ended September 30, 2006, a 10% reduction in oil and natural gas prices would have reduced revenues by approximately $66,000

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company maintains controls and procedures designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission. At the end of the period covered by this Quarterly Report on Form 10-Q, the Company's management, under the supervision and with the participation of the Company's Chief Executive Officer, evaluated the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based on that evaluation, the Company's Chief Executive Officer, after consulting with the audit committee and legal counsel, concluded that as of the end of such period, the Company's disclosure control and procedures are effective in alerting management to material information that is required to be included i n the reports the Company files or submits under the Securities Exchange Act of 1934. The Company also maintains an independent Audit Committee of the Board of Directors as part of its internal controls.

Changes in Internal Controls Over Financials Reporting

There have been no changes in the Company's internal control over financial reporting during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

12

Part II. Other Information

ITEM 5. OTHER MATTERS

(a) The resignation of Mr. Edwin W. Peiker, Jr.:

Mr. Edwin W. Peiker, Jr. has elected not to stand for re-election to the Board of Directors. Mr. Harvey Fenster will be nominated to become a replacement director at the Company's annual meeting to be held on December 5, 2006. Certain biographical information about Mr. Fenster will be included in the Company's proxy material, being contemporaneously filed and distributed to shareholders.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits – The following documents are filed as exhibits to this Quarterly Report on Form 10-Q:

          31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. *
          31.2 Certification of Acting Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. *
          32.1 Certification of Chief Executive Officer, dated May 12, 2006, pursuant to 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002.*
          32.2 Certification of Acting Chief Financial Officer, dated May 12, 2006, pursuant to 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002.*

* Filed herewith

(b)The following reports on Form 8-K were filed by Registrant during the quarter ended September 30, 2006**:

The Company filed a current report on Form 8-K on July 21, 2006 to announce the sale of significant assets in Dewitt County, Texas to Pool Natural Resources Corporation of Austin, Texas. Pool Natural Resources purchased Croff's lease for the price of $255,000. These assets included in the sale are as follows:

  The Eyhorn lease which includes a 20% working interest in the Edwards Dixel Gips well and Croff's interest in the Oscar Gips well.
  The Panther Pipeline, approximately 7.2 miles of natural gas pipeline, which Croff recently acquired from Panther Pipeline Ltd. Of Houston, Texas.

** Previously filed

.

13

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROFF ENTERPRISES, INC.

Date: November 1, 2006	By:	/s/ Gerald L. Jensen
Gerald L. Jensen,
President,
Chief Executive Officer

CROFF ENTERPRISES, INC.

Date: November 1, 2006	By:	/s/ Gerald L. Jensen
Gerald L. Jensen,
Acting Chief Financial Officer

14

Exhibit 31.1

CERTIFICATIONS

I, Gerald L. Jensen, certify that :

  As Chief Executive Officer, I have reviewed this quarterly report on Form 10-Q of Croff Enterprises, Inc.;
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
  As Chief Executive Officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
    Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;
    Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
    Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
  As Chief Executive Officer, I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:
    All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

CROFF ENTERPRISES, INC.

Date: November 1, 2006	By:	/s/ Gerald L. Jensen
Gerald L. Jensen,
President,
Chief Executive Officer

15

Exhibit 31.2

CERTIFICATIONS

I, Gerald L. Jensen, certify that :

  As Acting Chief Financial Officer, I have reviewed this quarterly report on Form 10-Q of Croff Enterprises, Inc.;
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
  As Acting Chief Financial Officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
    Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;
    Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
    Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
  As Acting Chief Financial Officer, I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:
    All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

CROFF ENTERPRISES, INC.

Date: November 1, 2006	By:	/s/ Gerald L. Jensen
Gerald L. Jensen,
Acting Chief Financial Officer

16

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Croff Enterprises, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gerald L. Jensen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report on form 10Q for the period ended September 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) I further certify to the best of my knowledge that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Croff Enterprises, Inc.

CROFF ENTERPRISES, INC.

Date: November 1, 2006	By:	/s/ Gerald L. Jensen
Gerald L. Jensen,
President,
Chief Executive Officer

17

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Croff Enterprises, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gerald L. Jensen, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report on form 10Q for the period ended September 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) I further certify to the best of my knowledge that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Croff Enterprises, Inc.

CROFF ENTERPRISES, INC.

Date: November 1, 2006	By:	/s/ Gerald L. Jensen
Gerald L. Jensen,
Acting Chief Financial Officer

18

  SCHEDULE E

“TRBT”

Financial Statements

December 31, 2005	Audited

September 30, 2006	Unaudited

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Taiyuan Rongan Business Trading Limited Company

We have audited the accompanying consolidated balance sheet of Taiyuan Rongan Business Trading Limited Company and subsidiaries as of December 31, 2005 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Taiyuan Rongan Business Trading Limited Company and subsidiaries as of December 31, 2005, and the results of its consolidated operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

October 20, 2006

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$2,785,558
Other receivable, net	16,591
Advances to suppliers	32,260
Loan to employees, net	576,871
Loan to related parties, net	636,546
Loan to others, net	5,223,981
Prepaid expenses	87,908

Total current assets	9,359,715

PROPERTY AND EQUIPMENT, NET	43,178,610

CONSTRUCTION IN PROGRESS	24,783

LONG TERM INVESTMENT	5,383

INTANGIBLE ASSETS, NET	9,681,120

TOTAL ASSETS	$62,249,610

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,993,738
Tax payable	4,390,621
Customer deposit	1,557,337
Other payable	1,687,695
Accrued expenses	577,495
Loan from bank	2,396,230
Loan from employee	2,745,148
Loan from others	2,474,507
Loan from related parties	1,226,405
Deferred income - current	7,127,327

Total current liabilities	30,176,502

DEFERRED INCOME - NON CURRENT	18,069,750

Total liabilities	48,246,253

STOCKHOLDERS' EQUITY
Stockholders' capital	2,080,979
Minority interest	3,230,641
Retained earnings	8,399,025
Translation gain	292,712

Total stockholders' equity	14,003,357

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,249,610

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

	December 31,	December 31,
	2005	2004

RENTAL REVENUE	$7,943,921	$7,236,578

OTHER REVENUE	5,204,950	4,582,523

Total net revenue	13,148,871	11,819,101

OPERATING EXPENSES (INCOME)
General and administrative expenses	7,098,416	2,547,258
Financial expenses (income)	(650,351)	3,534,764

Total operating expenses	6,448,065	6,082,022

INCOME FROM OPERATIONS	6,700,806	5,737,079

NON-OPERATING INCOME (EXPENSES)
Interest income	295,532	456,639
Other expenses	(185,056)	(657,933)
Interest expense	(697,173)	(1,283,132)

Total non-operating expenses	(586,696)	(1,484,426)

NET INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	6,114,109	4,252,653

PROVISION FOR INCOME TAXES	(1,824,482)	(1,283,132)

INCOME BEFORE MINORITY INTERESTS	4,289,627	2,969,521

MINORITY INTEREST	(1,025,221)	-

NET INCOME	3,264,406	2,969,521

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	292,712	-

COMPREHENSIVE INCOME	$3,557,118	$2,969,521

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock
							Total
	Number of		Additional	Translation	Minority Interest	Retained	stockholders'
	shares	Amount	Paid in Capital	Gain		Earnings	equity

Balance at December 31, 2002	-	$-	$-	$-	$-	$1,237,056	$1,237,056

Additional Paid in Capital	-	-	1,210,000	-	-	-	1,210,000

Net income for the year ended December 31, 2003	-	-	-	-	-	2,540,623	2,540,623

Balance at December 31, 2003	-	-	1,210,000	-	-	3,777,679	4,987,679

Additional Paid in Capital	-	-	1,270,500	-	-	-	1,270,500

Net income for the year ended December 31, 2004	-	-	-	-	-	2,969,521	2,969,521
Balance at December 31, 2004	-	-	2,480,500	-	-	6,747,200	9,227,700

Additional Paid in Capital	-	-	193,318	-	-	-	193,318

Net income for the year ended December 31, 2005	-	-	-	-	-	4,289,627	4,289,627

Translation Gain	-	-	-	292,712	-	-	292,712

Reclassification and adjustments to minority interest	-	-	(592,840)	-	3,230,641	(2,637,802)	-

Balance at December 31, 2005	-	$-	$2,080,979	$292,712	$3,230,641	$8,399,025	$14,003,357

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,264,406	$2,969,521
Adjustments to reconcile net income to net cash
provided by operating activities:

Depreciation and amortization	1,243,739	770,973
Minority interest	1,025,221	-
Bad debt expense (income)	(622,933)	3,534,764

Decrease in current assets:
Other receivable	(138,721)	(12,218)
Advances to suppliers	(31,774)	-
Prepaid expenses	(86,583)	-
Long term investment	(5,302)	-
Interest receivable on loans	819,500	(456,639)

Increase (decrease) in liabilities:
Accounts payable	142,458	4,743,754
Tax payable	1,916,861
Deposit from customer	571,845	1,305,737
Accrued Expenses	(365,983)	688,435
Deferred income	(6,173,606)	(6,435,161)

Net cash provided by operating activities	1,559,129	7,109,166

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(24,409)	(11,433,121)
Proceeds from disposal of fixed assets	3,906,521	-
Acquisition of intangible assets	-	(239,580)
Loans receivable from others	(2,179,394)	(1,587,841)
Loans receivable from related parties	(1,459,489)	(1,581,184)
Payments to (proceeds from) loans receivable from employees	(364,566)	1,123,783

Net cash used in investing activities	(121,337)	(13,717,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from bank	1,993,988	-
Proceeds from loans from others	865,369	439,133
Proceeds from (payments to) loans from employees	(543,439)	2,003,346
Proceeds from (payments to) related parties	(2,185,452)	2,995,875
Capital contribution	195,274	1,270,500

Net cash provided by financing activities	325,738	6,708,854

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	46,739	-

NET INCREASE IN CASH & CASH EQUIVALENTS	1,810,269	100,077

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	975,289	875,212

CASH & CASH EQUIVALENTS, ENDING BALANCE	$2,785,558	$975,289

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

Taiyuan Rongan Business Trading Limited Company (“TRBT” or “the Company”) is engaged in the business of leasing the units of shopping malls to commercial tenants for retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.

Yudu Minpin Shopping Mall (“Yudu”), Taiyuan Clothing City, also known as Xicheng Shopping Mall (“Xicheng”), Jingpin Clothing City (“Jingpin”), Longma Shopping Mall (“Longma”), and Xindongcheng Clothing Distribution Mall (“Xindongcheng”) were owned by Taiyuan Clothing City Group (TCCG) (Predecessor Company) prior to May, 2003. During the year 2003, these five shopping malls were acquired by individuals and incorporated as five separate business entities. In January, 2005, Taiyuan Clothing City Group (TCCG) reacquired 51% ownership for each of five shopping malls from the individual shareholders and increased its ownership to 76.1% .

In December 2005, TRBT related to Taiyuan Clothing City Group (TCCG) through common ownership was incorporated. In December 2005, TRBT acquired all the shares owned by TCCG for five shopping malls. All five shopping malls are located in the city of Taiyuan, Shanxi Province, China.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and equipment

Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of auto is provided using the straight-line method over 7 years. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for furniture, office equipment and machinery. Depreciation of building is provided using the straight-line method over 40 years. At December 31, 2005, the following were the details of the property and equipment:

Auto	$543,303
Furniture	297,647
Machinery & equipment	3,799,349
Building	42,531,346

47,171,645
Less: Accumulated depreciation	(3,993,035)

Net	$43,178,610

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2005, there were no significant impairments of its long-lived assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition and deferred income

The Company's revenue recognition policies are in compliance with SAFS 13 and Staff accounting bulletin (SAB) 104. The Company has two major sources of revenue, rental income and management income. Rental income for entire lease period is collected in advance, allocated over the lease term and classified as current deferred income and non-current deferred income. In addition to rental income, the Company collects fixed amount of management fee from its tenants based on the size of the leasing unit. The management income collected in advance is deferred and recorded as income in the period earned. As of December 31, 2005, current deferred income and non current deferred income were 7,127,327 and 19,757,445, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Income taxes

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Local PRC income tax

The Company is subject to People’s Republic of China (“PRC”) Enterprise Income Tax at a rate of 33% on the net income. For the years ended December 31, 2005 and 2004, income tax expenses for the Company were $1,863,352 and $1,283,132, respectively.

Segment reporting

The Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Foreign currency transactions and comprehensive income (loss)

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items entered on the income statement are recorded at the average exchange rate. Gains or losses on foreign currency transactions are reflected on the income statement. Gains or losses on financial statement translation from foreign currency are recorded as separate components in the equity section of the balance sheet, under comprehensive income. The functional currency of the Company is the Chinese Renminbi. At December 31, 2005, such gain and losses was $294,494.

Recent pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

4.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available- for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

3. PRINCIPLES OF CONSOLIDATION

TRBT was incorporated in December 2005, therefore had no operations in 2004 and 2003. The accompanying consolidated financial statements include the accounts of TRBT and five subsidiaries (Yudu, Xicheng, Jingpin, Longma and Xidongcheng), which are predecessor companies during the year 2003 and 2004. All significant inter-company accounts and transactions have been eliminated in consolidation.

4. LOAN RECEIVABLES

The Company loaned money to its employees, related parties and others. As of December 31, 2005, net loan to employees amounting $225,097, of which all are current. These loans are unsecured, payable upon demand without interest. As of December 31, 2005, net loan to related parties amounting $6,140,831, of

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

which all are current. These loans are unsecured, maturing at various dates with interest rates ranging from 6.375% to 6.57% . As of December 31, 2005, net loans to others - unrelated amounting $5,223,981, of which all are current. These loans are unsecured, maturing at various dates with interest rates ranging from 6.375% to 6.57% .

The Company maintains reserves for potential losses on loans receivable. Management reviews the composition of these loans, changes in borrowers’ payment patterns, and past due loans to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. As of December 31, 2005, the allowance for uncollectible loans amounted $2,987,399.

Interest receivable

As of December 31, 2005, the Company had interest receivable from related party and others, amounted $2,123 and $280,911, respectively. The interest receivable is included in Loan receivable.

5.       INTANGIBLE ASSETS

The Company’s all five subsidiaries are located in Taiyuan City, Shanxi Province, People’s Republic of China. At November, 2005, the five subsidiaries acquired the right to use the land from Haozhuang village government. Per the People's Republic of China's governmental regulations, the Government owns all land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of forty years.

Net intangible assets at December 31, 2005 were as follows:

Rights to use land	$9,781,398
Less Accumulated amortization	(100,278)
------------------
$9,681,120
==================

Amortization expense for the Company's intangible assets for the year ended December 31, 2005 was $65,583.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be: 2006-$244,535, 2007-$244,535, 2008-$244,535, 2009-$244,535 and 2010-$244,535.

6. ACCOUNTS PAYABLE

The Company’s accounts payable consist primarily of amounts payable for the construction of shopping mall. As of December 31, 2005, accounts payable amounted $5,993,738.

7. OTHER PAYABLE

As of December 31, 2005, the Company received $1,557,337 from individuals and companies for constructing a new shopping mall. However, the proposal of the new construction has not been approved by local authority; the project has been on hold for further decision of the management.

8. ACCRUED EXPENSES

As of December 31, 2005, the Company had accrued expenses of $496,668, comprised of payroll, welfare payable amounting $75,875, and miscellaneous accruals amounting $420,793.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY NOTES TO FINANCIAL STATEMENTS

9. LOAN PAYABLE

The Company borrowed money from bank, employees, related parties and others. As of December 31, 2005, the Company had loan payable to bank amounting $2,396,230. The Company had loan from employees amounting $4,780,721, loan from others amounting $117,160, and loan from related parties amounting $6,653,797.

10.       SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $86,672 and $83,432 for interest for the years ended December 31, 2005 and December 31, 2004, respectively. The Company paid $34,414 and $0 for income tax for the years ended December 31, 2005 and December 31, 2004, respectively.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$2,034,377
Other receivable, net	3,986,711
Advances to suppliers	70,389
Loan to employees, net	285,585
Loan to related parties, net	4,308,982
Loan to others, net	1,910,409
Prepaid expenses	108,272

Total current assets	12,704,725

PROPERTY AND EQUIPMENT, NET	42,986,610

CONSTRUCTION IN PROGRESS	16,736,880

LONG TERM INVESTMENT	5,434

INTANGIBLE ASSETS, NET	9,649,571

TOTAL ASSETS	$82,083,220

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,950,352
Tax payable	1,558,757
Customer deposit	1,201,342
Accrued expenses	561,802
Loan from employee	780,648
Loan from others	251,441
Loan from related parties	673,107
Deferred income - current	10,515,564

Total current liabilities	17,493,014

LONG TERM PAYABLE	9,661,946
LONG TERM LOAN	2,005,177
DEFERRED INCOME - NON CURRENT	31,558,506

Total liabilities	60,718,643

STOCKHOLDERS' EQUITY
Stockholders' capital	2,080,979
Minority interest	5,334,032
Retained earnings	13,492,057
Translation gain	457,510

Total stockholders' equity	21,364,577

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,083,220

The accompanying notes are an integral part of these consolidated financial statements

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005

		September 30,
		2006		2005

RENTAL REVENUE	$		$

OTHER REVENUE

Total net revenue		12,967,265

OPERATING EXPENSES (INCOME)
General and administrative expenses		4,053,528
Financial expenses (income)		81,269

Total operating expenses		4,134,797		0

INCOME FROM OPERATIONS		8,832,468		0

NON-OPERATING INCOME (EXPENSES)
Interest income		1,221
Other expenses		(94,982)
Interest expense		(57,065)

Total non-operating expenses		(150,826)		0

NET INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS		8,681,641		0

PROVISION FOR INCOME TAXES		(1,485,219)

INCOME BEFORE MINORITY INTERESTS		7,196,422		0

MINORITY INTEREST		(2,103,391)		-

NET INCOME		5,093,031		-

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment		164,798		-

COMPREHENSIVE INCOME		$5,257,829		$-

The accompanying notes are an integral part of these consolidated financial statements

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2006

	Common Stock
							Total
	Number of		Additional	Translation	Minority Interest	Retained	stockholders'
	shares	Amount	Paid in Capital	Gain		Earnings	equity

Balance at December 31, 2002	-	$-	$-	$-	$-	$1,237,056	$1,237,056

Additional Paid in Capital	-	-	1,210,000	-	-	-	1,210,000
Net income for the year ended December 31,
2003	-	-	-	-	-	2,540,623	2,540,623

Balance at December 31, 2003	-	-	1,210,000	-	-	3,777,679	4,987,679

Additional Paid in Capital	-	-	1,270,500	-	-	-	1,270,500
Net income for the year ended December 31,
2004	-	-	-	-	-	2,969,521	2,969,521

Balance at December 31, 2004		-	2,480,500	-	-	6,747,200	9,227,700

Additional Paid in Capital	-	-	193,318	-	-	-	193,318
							-
Net income for the year ended December 31,
2005	-	-	-	-	-	4,289,627	4,289,627
							-
Translation Gain	-	-	-	292,712	-	-	292,712
							-
Reclassification and adjustments to minority
interest	-	-	(592,840)	-	3,230,641	(2,637,802)	-

Balance at December 31, 2005		-	2,080,979	292,712	3,230,641	8,399,025	14,003,357

Net income for the nine month period ended
September 30, 2006	-	-	-	-	-	7,196,422	7,196,422
Translation Gain	-	-	-	164,798	-	-	164,798

Reclassification and adjustments to minority
interest	-	-	-	-	2,103,391	(2,103,391)	-

Balance at September 30, 2006	-	$-	$2,080,979	$457,510	$5,334,032	$13,492,057	$21,364,577

The accompanying notes are an integral part of these consolidated financial statements

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	SEPTEMBER 30,
	2006		2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,703,624		1,457,768
Adjustments to reconcile net income to net cash
provided by operating activities:

Depreciation and amortization	609,426		578,231
Minority interest	1,791,283
Bad debt expense (income)

Decrease in current assets:
Other receivable	(2,194,930)		(143,095)
Advances to suppliers	(13,623)
Prepaid expenses	(132,060)
Long term investment
Interest receivable on loans			812,477

Increase (decrease) in liabilities:
Accounts payable	190,855		(1,046,369)
Tax payable	(2,735,995)		785,721
Deposit from customer	(824,815)		0
Accrued Expenses	26,816		(78,858)
Deferred income	9,792,200		(6,078,655)

Net cash provided by operating activities	12,212,781	0	(3,712,780)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(625,317)		32,514
Proceeds from disposal of fixed assets	(15,779,577)
Acquisition of intangible assets	-
Loans receivable from others	(2,965,468)		(2,536,571)
Loans receivable from related parties	636,546		(1,124,989)
Payments to (proceeds from) loans receivable from employees	379,241		(130,727)

Net cash used in investing activities	(18,354,575)	0	(3,759,773)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from bank	(688,480)		421,860
Proceeds from loans from others	616,972		2,130,358
Proceeds from (payments to) loans from employees	3,861,536		1,010,773
Proceeds from (payments to) related parties	818,246		4,052,657
Capital contribution

Net cash provided by financing activities	4,608,275	-	7,615,648

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	474,777

NET INCREASE IN CASH & CASH EQUIVALENTS	(1,058,742)	0	143,095

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,785,558		975,289

CASH & CASH EQUIVALENTS, ENDING BALANCE	$1,726,816	0	1,118,384

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

1.          ORGANIZATION AND DESCRIPTION OF BUSINESS

Taiyuan Rongan Business Trading Limited Company (“TRBT” or “the Company”) is engaged in the business of leasing the units of shopping malls to commercial tenants for retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.

Yudu Minpin Shopping Mall (“Yudu”), Taiyuan Clothing City, also known as Xicheng Shopping Mall (“Xicheng”), Jingpin Clothing City (“Jingpin”), Longma Shopping Mall (“Longma”), and Xindongcheng Clothing Distribution Mall (“Xindongcheng”) were owned by Taiyuan Clothing City Group (TCCG) (Predecessor Company) prior to May, 2003. During the year 2003, these five shopping malls were acquired by individuals and incorporated as five separate business entities. In January, 2005, Taiyuan Clothing City Group (TCCG) reacquired 51% ownership for each of five shopping malls from the individual shareholders and increased its ownership to 76.1% .

In December 2005, TRBT related to Taiyuan Clothing City Group (TCCG) through common ownership was incorporated. In December 2005, TRBT acquired all the shares owned by TCCG for five shopping malls. All five shopping malls are located in the city of Taiyuan, Shanxi Province, China.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and equipment

Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of auto is provided using the straight-line method over 7 years. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for furniture, office equipment and machinery. Depreciation of building is provided using the straight-line method over 40 years. At September 30, 2006, the following were the details of the property and equipment:

Auto	$543,303
Furniture	297,647
Machinery & equipment	4,239,634
Building	42,531,346
47,611,930
Less: Accumulated depreciation	(4,625,320)
Net	$42,986,610

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2006, there were no significant impairments of its long-lived assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition and deferred income

The Company's revenue recognition policies are in compliance with SAFS 13 and Staff accounting bulletin (SAB) 104. The Company has two major sources of revenue, rental income and management income. Rental income for entire lease period is collected in advance, allocated over the lease term and classified as current deferred income and non-current deferred income. In addition to rental income, the Company collects fixed amount of management fee from its tenants based on the size of the leasing unit. The management income collected in advance is deferred and recorded as income in the period earned. As of September 30, 2006, current deferred income and non current deferred income were 10,515,564 and 31,558,506, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Income taxes

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY NOTES TO FINANCIAL STATEMENTS

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Local PRC income tax

The Company is subject to People’s Republic of China (“PRC”) Enterprise Income Tax at a rate of 33% on the net income. As of September 30, 2006, income tax expenses for the Company were 1,558,757.

Segment reporting

The Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Foreign currency transactions and comprehensive income (loss)

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items entered on the income statement are recorded at the average exchange rate. Gains or losses on foreign currency transactions are reflected on the income statement. Gains or losses on financial statement translation from foreign currency are recorded as separate components in the equity section of the balance sheet, under comprehensive income translation gain (loss). The functional currency of the Company is the Chinese Renminbi. The comprehensive income translation gain (loss) was $457,510 at September 30, 2006.

Recent pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.
4.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available- for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

3. PRINCIPLES OF CONSOLIDATION

TRBT was incorporated in December 2005, therefore had no operations in 2004 and 2003. The accompanying consolidated financial statements include the accounts of TRBT and its 76.1 % owned five subsidiaries (Yudu, Xicheng, Jingpin, Longma and Xidongcheng), which were 100% owned by the predecessor companies during the year 2003 and 2004 (See note 1). All significant inter-company accounts and transactions have been eliminated in consolidation.

4. LOAN RECEIVABLES

The Company loaned money to its employees, related parties and others. As of September 30, 2006 net loan to employees amounted $285,585. These loans are unsecured, payable upon demand with interest ranging from 0% to 7.98% . As of September 30, 2006, net loan to related parties amounting $4,308,982.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

These loans are unsecured, maturing at various dates with interest rates ranging from 0% to 7.98% . As of September 30, 2006, net loans to others - unrelated amounting $1,910,409. These loans are unsecured, maturing at various dates with interest rates ranging from 0% to 7.98% .

The Company maintains reserves for potential losses on loans receivable. Management reviews the composition of these loans, changes in borrowers’ payment patterns, and past due loans to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. As of September 30, 2006, the allowance for uncollectible loans amounted $3,218,520.

Interest receivable

As of September 30, 2006, the Company had net interest receivable from employees, related party and others, amounted $26,941, $2,123 and $252,946, respectively. The interest receivable is included in Loan receivable. The Company’s management reviews the composition of the interest receivable, changes in the borrower’s payment patterns, and past due to evaluate the adequacy of the reserves. For the interest receivables that the management believes not collectible, a 100% reserve has been recorded.

5. INTANGIBLE ASSETS

The Company’s all five subsidiaries are located in Taiyuan City, Shanxi Province, People’s Republic of China. At November, 2005, the five subsidiaries acquired the right to use the land from Haozhuang village government. Per the People's Republic of China's governmental regulations, the Government owns all land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of forty years.

Net intangible assets at September 30, 2006 were as follows:

Rights to use land	$9,781,398
Less Accumulated amortization	(131,827)
---------------
$9,649,571
===============

Amortization expense for the Company's intangible assets for the nine month period ended September 30, 2006 was $31,549.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be: 2006-$244,535, 2007-$244,535, 2008-$244,535, 2009-$244,535 and 2010-$244,535.

6. ACCOUNTS PAYABLE

The Company’s accounts payable consist primarily of amounts payable for the construction of shopping mall. As of September 30, 2006, accounts payable amounted $1,950,352.

7. CUSTOMER DEPOSIT

As of September 30, 2006, the Company received $1,201,342 from individuals and companies for various types of customer deposits.

OTHER PAYABLE

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

As of September 30, 2006, the Company received $1,032,090 from individuals and companies for constructing a new shopping mall. However, the proposal of the new construction has not been approved by local authority; the project has been on hold for further decision of the management.

9. ACCRUED EXPENSES

As of September 30, 2006, the Company had accrued expenses of $561,802 comprised of payroll, welfare payable amounting $81,241, accrued interest of loan from bank amounting $126,860, and miscellaneous accruals.

10. LOAN PAYABLE

The Company borrowed money from bank, employees, related parties and others. The Company had loan from employees amounting $780,648, loan from others amounting $251,441, and loan from related parties amounting $673,107. All these loans were due within one year, both principal and interest payable at maturity date with interest rates from 5.58% to 12%. Accrued interests of loan from employee, loan from others, and loan from related parties are included in loan from employee, loan from others, and loan from related parties, respectively.

11. MINORITY INTEREST

The amount represents the minority shareholders’ interest in Yudu Minpin Shopping Mall (“Yudu”), a 76.1% owned subsidiary, the minority shareholders’ interest in Taiyuan Clothing City, also known as Xicheng Shopping Mall (“Xicheng”), a 76.1 % owned subsidiary, the minority shareholders’ interest in Jingpin Clothing City (“Jingpin”), a 76.1 % owned subsidiary, the minority shareholders’ interest in Longma Shopping Mall (“Longma”), a 76.1 % owned subsidiary, and the minority shareholders’ interest in Xindongcheng Clothing Distribution Mall (“Xindongcheng”), a 76.1 % owned subsidiary. All the minority shareholders in each of these five subsidiaries are related parties of the Company.

12.         SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $57,065 and $________for interest for the nine month periods ended September 30, 2006 and 2005, respectively. The Company paid $4,021 and $____ for income tax for the the nine month periods ended September 30, 2006 and 2005, respectively.

SCHEDULE F

Pro Forma Combined Financials

Croff/TRBT

December 31, 2006

[To Be Attached To Subsequent Croff Proxy]

SCHEDULE G

RESTRICTED SECURITIES SUBSCRIPTION AGREEMENT

PURSUANT TO SEC REGULATION “S”

BY AND BETWEEN

CROFF ENTERPRISES, INC.,

a Utah Corporation

AND

EQUITY HOLDERS OF TAIYUAN RONGAN BUSINESS TRADING COMPANY LIMITED (“TRBT”)

a Mainland Chinese Business Entity

Agreement of Subscription made and entered this _____ day of ____________, 2007 by and between the above-named parties who are acquiring equities of each other by exchange as evidenced by this Subscription and pursuant to the terms and conditions of a separate Stock for Stock Equivalent Exchange Agreement. Whenever both Croff and the TRBT Equity Holders are collectively referred to in this Agreement, they may be designated as the “Parties.”

RECITALS

WHEREAS, the following terms and representations are agreed and understood by and between Croff Enterprises, Inc., a Utah corporation, having its principal place of business at 3773 Cherry Creek Drive North #1025, Denver, Colorado 80209 (hereafter “Croff”) and the designated Equity Holders in Taiyuan Rongan Business Trading Company Limited (hereafter “TRBT”), a certified business entity existing under the laws of the People’s Republic of China (“China”), having its U.S. notice address at c/o Poulton & Yordan, 324 South 400 West, Suite 250, Salt Lake City, Utah 84101. The equity holder(s) in the TRBT entity shall be designated as “TRBT Holder(s)” in this Agreement;

WHEREAS, the TRBT Holders agree that they are going to exchange in negotiable form their equity ownership interest in TRBT to Croff for Croff common stock to complete a stock for equity ownership interest exchange between Croff and TRBT; it is understood and agreed that Croff will be exchanging restricted common stock as part of the transaction and the TRBT Holders will be assigning in exchange their private unregistered equity receipts, or other certificate of equity interest to Croff;

WHEREAS, for the purposes of this Agreement, both the common stock being exchanged by Croff and the equity interest being exchanged by the TRBT Holders shall be collectively referred to as “Restricted Securities.”

WHEREAS, both Parties are claiming an exemption from registration from U.S. federal and state law in the exchange of the Croff restricted securities pursuant to one or more exemption claims. For the purposes of subscribers under this Subscription Form, the parties are primarily relying upon an exemption provided by Regulation “S” (Sec. Act Release 6863, 1990, as amended by SEC Release 7505, 1998) allowing foreign nationals to acquire Croff shares without registration.

WHEREAS, the Parties are consummating this restricted stock subscription as part of an overall Stock for Stock Equivalent Exchange Agreement of concurrent date herewith;

NOW THEREFORE, the Parties mutually agree and covenant as follows:

WITNESSETH

1.0          Consideration. This mutual subscription and exchange of stock or stock equivalent is fully and adequately supported by the exchange of securities as previously determined and described between the parties and does not require further or additional consideration or collateral documents to complete such exchange.

2.0          Securities Exchanged. The interest and securities exchange and the names of the designated parties receiving such exchange of stock and equity interest are more particularly set-out and incorporated herein by reference to the attached Schedule A.

3.0          Croff Authority to Exchange. The authority of Croff to exchange and issue common stock to the TRBT Holder(s) is more particularly evidenced by a separate and distinct Stock for Stock Equivalent Exchange Agreement (“Exchange Agreement”) as approved by the Board of Directors of Croff and ratified by its shareholders authorizing such exchange of stock for interest and a subsequent resulting reorganization of Croff. All parties to this Subscription acknowledge having seen and reviewed such separate and distinct Exchange Agreement approving the exchange by Croff and the TRBT Holder(s) as generally described by this paragraph and acknowledge the authority of the undersigned president of Croff to execute this Agreement for and on behalf of Croff.

4.0          Authority of Individual TRBT Holders. Each listed TRBT Holder(s) acknowledges his individual capacity to enter into and agree to the exchange of his equity interest to Croff in consideration for the assignment and conveyance of the designated Croff shares as set-out in the attached and incorporated Schedule A individually and through the undersigned designated TRBT authorized representative. Further, each TRBT Holder(s) acknowledges and consents to the physical delivery of the Croff certificates through delivery to their agent identified and described as: Mr. Aizhong An; and the Croff officer signing this Subscription acknowledges receipt of the equity interest receipts from the TRBT equity holder(s).

5.0          Claim of Exemption Securities. Each person executing this Agreement, either in their individual capacity or on behalf of an entity or as agent for a principal, fully represents and opines to each other party to this Subscription that to the best of his or her knowledge and belief the securities being exchanged pursuant to this Subscription may be legally exchanged pursuant to an exemption from registration or filing under U.S. federal and state securities laws and regulations; and, in the case of the TRBT Holder(s), under any similar law or provision for registration or licensing of securities under Chinese law and the Operating License and bylaws of TRBT. The primary claim of exemption under U.S. law for subscribers herein is SEC Regulation “S”. The claim of exemption related to the business reo rganization are non-exclusive exemptions and each party may further claim or assert such other or further exemption from registration as may exist.

6.0          Representations Concerning Restricted Securities. Each party to this Subscription represents and warrants to all other parties to this Subscription that such person or entity is generally aware of, and has been made familiar with, the nature, limitations and legal rights of a restricted security or of a person holding a restricted security and the exemption or exemptions that relate to the issuance of such security without registration. Specifically, and not in limitation of the general undertaking of this paragraph, each exchanging security interest holder represents and agrees as follows:

6.1          These securities are being tendered to complete the exchange of business interest to an existing U.S. corporation from a Chinese business entity, and the securities are not being acquired with the intent or purpose of further distribution, resale or other assignment, except as may be allowed by Croff pursuant to subsequent registration or a claimed and recognized exemption from registration as determined by the surviving entity, Croff Enterprises, Inc.

6.2          As a consequence of acquiring a restricted security, each undersigned party acknowledges and agrees that they may be required to hold such stock certificates, or other evidence of equity ownership, for an indefinite period of time before resales can be affected and the resales may only occur subject to registration or certain subsequent claimed exemptions from registration, as may exist under U.S. law or Chinese Law.

6.3          Each exchanging party represents and agrees that no promise or representation has been made as to the future tradeability of the securities acquired, the value of such securities or whether such investment will be profitable or constitute equivalent value for the property or security exchanged.

6.4          EACH OF THE PARTIES FURTHER ACKNOWLEDGES THAT THE SHARES OR EQUITIES ARE NOT PRESENTLY REGISTERED; AND, THUS, ARE NOT FREELY TRADEABLE ABSENT AN INDEPENDENT EXEMPTION FROM THE APPLICABLE SECURITIES LAWS OF THE JURISDICTION WHERE THEY CAN BE TRADED OR THE FILING OF A REGISTRATION STATEMENT IN ANY SUCH JURISDICTION. FURTHER, EACH PARTY ACKNOWLEDGES THERE CAN BE NO ASSURANCE THAT SUCH SHARES WILL BE REGISTERED AND NO REPRESENTATION OR WARRANTY OF REGISTRATION HAS BEEN MADE BY ANY PARTY OR REPRESENTATIVE OF ANY PARTY TO THIS SUBSCRIPTION.

7.0          No Solicitation. The undersigned acknowledges that the securities were not offered to him, her or it by means of any form of general solicitation, or general advertising, or publicly disseminated advertisements or sales literature; nor is the undersigned aware of any offers or sales in connection with this exchange made to other persons by such prohibited means.

8.0          Sophisticated Investor. The undersigned represents that he, she or it is a sophisticated business investor, has had prior investment experience and is generally familiar with the nature and requirements of holding restricted securities, and has had an opportunity to consult with, and rely upon the advice of, competent securities counsel with respect to this transaction.

9.0          Restrictive Legend. The undersigned acknowledges and agrees that the certificate(s) evidencing the Croff Shares to be acquired hereunder shall bear the following legend:

THESE SECURITIES HAVE BEEN ISSUED OR SOLD WITHOUT REGISTRATION IN RELIANCE UPON SEC REGULATION “S” FOR PLACEMENT WITH FOREIGN NATIONALS. THESE SECURITIES CANNOT BE RESOLD OR TRANSFERRED IN THE UNITED STATES EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS.

The undersigned further acknowledges and agrees that said legend shall be removed only after the registration of the Securities reflected by the certificate(s) or, if the Shares are to be sold or transferred pursuant to an exemption from the registration requirement, upon receipt by Croff of a written opinion of counsel acceptable to Croff, to the effect that registration is not required and that such a transfer will not violate the Securities Act of 1933 or any applicable state securities law.

10.0       Indemnity. Each party to this Subscription agrees to indemnify each other party and assets from all claims, damages, causes of action, suits, whether at law or in equity, incurred by any party and/or his or her affiliates involving a violation or alleged violation of any U.S. federal or state securities laws or Chinese Law, which results or arises, directly or indirectly, from any misrepresentation, fraudulent statement or material omission made by the undersigned in connection with this Subscription.

11.0       Binding Effect. This Subscription (i) shall be binding upon the undersigned and the heirs, legal representatives, successors, and permitted assigns of the undersigned, or the undersigned and its successors and assigns, and (ii) all agreements, representations, warranties and acknowledgements made herein shall survive the execution and delivery of this Subscription and the consummation of the investment.

12.0       Age and Competency of Subscriber. The undersigned represents and warrants that, if an individual, he or she is 21 years of age or older, that his principal residence is shown below, and that he, she or it presently has no plans or intentions to move his principal residence. Each subscriber further represents he or she is of sound and disposing mind.

13.0       Information. Each undersigned party exchanging security interests represents and states that he, she or it has been fully entitled and has been given the opportunity to review all public reporting information on Croff including the Proxy Statement describing the Exchange Agreement and setting out various risk factors and all existing information on TRBT, including the most current audited financial statements and pro forma financial information. Further, each subscriber represents and states that he, she or it has been afforded a reasonable opportunity to ask questions of management of each company and their respective agents and advisors.

14.0       Legal Advisor. Each undersigned party to this Subscription Exchange Agreement represents that they have been fully advised by legal counsel of their own choosing in reviewing and executing this Agreement, or have knowingly waived such right of review by legal counsel.

15.0       Jurisdiction. This Agreement shall be deemed entered in the jurisdiction of Utah and subject to the laws of the state of Utah and the nation of the United States in their application and interpretation, and each party submits to the jurisdiction of a court of general jurisdiction in the state of Utah related to this subscription.

16.0       Investment Intent. The undersigned represents and warrants that he, she or it will acquire the securities for his, her or its own account, for investment purposes only and not with a view to sale or distribution thereof, directly or indirectly and in whole or in part.

17.0       Warranties of Title. Each party exchanging an equity interest under this Subscription Agreement warrants and represents to the party receiving such exchange security that the conveying party knows of no encumbrances, charges, third party claims or adverse ownership in or to the Exchanged Security and hereby fully warrants unencumbered and exclusive title free of all adverse claims to such security as exchanged. The provisions of this warranty shall survive the term of this Subscription.

This ______ day of _________________, 2007.

Aizhong An
Signature of Authorized Representative	Print Authorized Representative Name

Aizhong An
Signature of Subscriber	Print Name Subscriber

People’s Republic of China	________________________
State or Nation of Principal Place of Residence	________________________
________________________
Address

_____________________________________________________

Social Security Number or other Tax Identification Number

Type of Ownership - Check one:

____Individual Ownership
______Joint Tenants with Right of Survivorship

______Community Property

______Tenants in Common

______Corporate Ownership

______Trust or Fiduciary Account

______Other (specify)

This Subscription Agreement is accepted this _______ day of ____________________, 2007.

Croff Enterprises, Inc. a Utah corporation

By:
President

ATTEST:

By:
Secretary

SCHEDULE H

Table of Collateral Closing Documents

As to TRBT:

  Assignment of Capital Contribution Forms

  Stock Subscriptions or Proof of Capital Contributions

  Opinion of Counsel

  Closing Letter of Management (S.2.07(h))

  Board of Shareholders Resolutions Ratifying Stock for Stock Equivalent Exchange

  Consent of Authorized Representative

  Restrictive Stock Subscription Agreement

  Certificate from Township Government re land use

  Statement from Gong Sheng re registered capital

  Escrow account established of 10% of Rongan shareholders’ new issue shares

  Board of Shareholders’ Certification re capital contribution (S.2.07(d))

  Certificate of Kabani and Company Inc. CPA (S.2.07(e))

  Biographical information re TRBT director nominees

As to Croff:

  Assignment of Share Form

  Stock Subscription

  Opinion of Counsel

  Closing Letter of Management (S.2.07(h))

  Board Resolution

  Minutes of Special Shareholder Meeting

  Amended Articles for filing (S.2.07(h))

  Proxy Solicitation

  Certification as to shares to TRBT duly issued (S2.07(c))

  Lost shareholder account (S2.07(i))

SCHEDULE I

Director/Officer Compensation Schedule

and

Shares

The undersigned are all of the designated directors and principal officers of Croff Enterprises, Inc., as reorganized. Each of the principal directors and officers listed below consents that the following is the present intended initial direct and indirect management compensation to be paid to him pursuant to the closing of the reorganization, and further agree and stipulate to the disclosure of such compensation and shareholder information as part of, and as necessary to, the proxy statement to be issued by Croff for approval of the stock for stock reorganization agreement: (to be updated prior to filing proxy)

	Name of Director/Officer	Position(s)	Direct Annual Compensation	Indirect Compensation and Benefits[i]	Shares Held After Closing	Percentage of Croff Outstanding Shares After Closing
1	AIZHONG AN	Chairman & CEO	0	None	6,542,630	54.3%
2	SAMUEL LIU	President & COO	0	None	0	0%
3	JIMING ZHU	Vice President & CFO	14,400 RMB	None	0	0%
4	JUNHAI AN	Vice President & Secretary/Treasurer	18,000 RMB	None	0	0%
5	OMAR J. GONZALEZ		0	None	0	0%

_________________